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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

K12 INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 26, 2018

Dear Fellow Stockholders:

            On behalf of our Board of Directors, I cordially invite you to attend the 2018 Annual Meeting of Stockholders of K12 Inc. ("Annual Meeting") to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on December 14, 2018, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.

            IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

            We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card. Voting electronically, by telephone or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of K12.

Sincerely,

Nathaniel A. Davis
Chairman of the Board of Directors and Chief Executive Officer

K12 INC.

NOTICE OF 2018 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON
DECEMBER 14, 2018

The annual meeting of stockholders of K12 Inc., a Delaware corporation ("Company"), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Friday, December 14, 2018, at 10:00 A.M., Eastern Time ("Annual Meeting").

At the Annual Meeting, stockholders will be asked to:

  1.
  Elect eight (8) directors to the Company's Board of Directors each to serve for a one-year term;

  2.
  Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company ("Say on Pay");

  3.
  Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019; and

  4.
  Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on October 19, 2018, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2018 ("Annual Report"), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 ("fiscal 2018"), as filed with the U.S. Securities and Exchange Commission ("SEC") on August 8, 2018.

This year we have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 26, 2018.

For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company's Common Stock as of the close of business on October 19, 2018. To vote at the meeting, those who have beneficial ownership of stock through a bank or broker must bring a legal proxy, which can be obtained only from the broker or bank.

Your vote is important to us. We encourage you to read the Proxy Statement and then vote by Internet, by phone or sign, date and return your proxy card (if you request a paper copy) at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.

By Order of the Board of Directors,
Vincent W. Mathis Executive Vice President, General Counsel and Secretary

Herndon, VA
October 26, 2018

IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2018

The 2018 Proxy Statement and the 2018 Annual Report are available at: www.edocumentview.com/LRN.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
DECEMBER 14, 2018

We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 26, 2018 we mailed a Notice of Internet Availability of Proxy Materials ("Notice") to all stockholders entitled to vote at the Annual Meeting. The Notice tells you how to:

  •
  View our proxy materials for the Annual Meeting, including this Proxy Statement and the K12 Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2018, on the Internet and vote; and

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  Instruct us to send proxy materials to you by mail or email.

This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004-1304, on Friday, December 14, 2018, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof ("Annual Meeting"). "K12," "we," "our," "us" and the "Company" each refer to K12 Inc. The mailing address of our principal executive offices is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement will be made available on or about October 26, 2018, to holders of record as of the close of business on October 19, 2018 of our common stock, par value $0.0001 per share ("Common Stock").

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 19, 2018 as the record date ("Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 40,193,564 shares of Common Stock outstanding and entitled to vote.

Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present: (i) a plurality of votes present in person or represented by proxy at the Annual Meeting is required to elect the members of the Board of Directors; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (ii) the non-binding advisory resolution approving the executive compensation of the named executive officers of the Company, (iii) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019 ("fiscal 2019"), and (iv) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:

  •
  FOR the election of each of the Board of Director nominees named in Proposal 1;

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  FOR Proposal 2, the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company;

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  FOR Proposal 3, the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2019; and

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  In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker's instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast "For" or "Against" a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock entitled to vote.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

The Company has retained D. F. King & Co. ("DF King") to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (800) 431-9633 (banks and brokers may call (212) 269-5550) or via email at K12@dfking.com.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

The following addresses some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement for additional information.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for the Annual Meeting. You are receiving a Proxy Statement because you owned shares of Common Stock at the close of business on October 19, 2018, the Record Date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is K12 calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon Annual Meeting matters, including the election of directors, a non-binding advisory resolution approving the compensation of the Company's named executive officers, and the ratification of the appointment of our independent registered public accounting firm.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR the election of each of the Board of Director nominees named in Proposal 1 and FOR each of Proposals 2 and 3.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please vote electronically via the Internet or by telephone by following the instructions provided by your bank or broker or complete, date, sign and promptly mail the proxy card (if you request a paper copy) in the envelope provided, which requires no postage if mailed in the United States.

May I vote in person?

Yes. If you were a stockholder of record as of the close of business on October 19, 2018, you may attend the Annual Meeting and vote your shares in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting.

How do I vote if my shares are held in "street name" by my bank, broker or agent?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If my shares are held in "street name" by a broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the ratification of auditors in Proposal 3), but not with respect to non-routine matters (such as Proposals 1 and 2). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote" as to non-routine matters. Broker non-votes on non-routine matters will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person, even if you have previously voted using one of the available methods.

When and where is the Annual Meeting?

The Annual Meeting will be held on December 14, 2018 at 10:00 A.M., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, DC 20004-1304.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact K12 to assist you with questions about the Annual Meeting. You may reach K12 at:

K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, VA 20171
(703) 483-7000

You may also contact DF King to assist you with questions about proxies or voting. You may reach DF King at:

D.F. King & Co., Inc.,
48 Wall Street, 22nd Floor
New York, New York 10005
(800) 431-9633
Banks and brokers may call (212) 269-5550

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long-term and to achieve its educational mission. The Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board of Directors enhances the Company's corporate governance practices. The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.K12.com under the K12 Corporate-Investor Relations-Governance section.

Our corporate governance and business conduct best practices include:

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  Regular executive sessions of non-management directors;

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  Independent directors except our Chairman of the Board and Chief Executive Officer ("CEO");

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  An over-boarding policy limiting other board service;

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  A Lead Independent Director with delineated authority and responsibility;

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  Director and executive officer stock ownership guidelines; and

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  A policy prohibiting hedging, pledging and short sales of our stock.

We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act"), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.

Board of Directors

Term of Office.    All directors of the Company serve terms of one year and until the election and qualification of their respective successors.

Attendance at Board and Committee Meetings and the 2017 Annual Meeting.    Our Board of Directors met ten times in person or telephonically during fiscal 2018. Each director attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Two members of our Board of Directors attended our 2017 Annual Meeting of Stockholders: Messrs. Davis and Udell. Our director attendance policy is included in our Corporate Governance Guidelines, which is available on our website at www.K12.com.

Communication with Directors.    Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or an individual director, or our management or independent advisors and will determine whether any response is necessary.

Director Independence

Our Board of Directors has affirmatively determined that each of our non-employee directors is "independent" as defined in the currently applicable listing standards of the New York Stock Exchange ("NYSE") and the rules and regulations of the Securities and Exchange Commission ("SEC"). Mr. Davis is not independent under either NYSE or SEC rules because he is an executive officer of the Company. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors, other than Mr. Davis, will serve as an independent director.

Board of Directors Leadership Structure

Our Board of Directors is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board of Directors with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board of Directors has evaluated its leadership structure and determined that Mr. Davis should serve as Chairman of the Board and that Dr. Barrett should serve as Lead Independent Director.

Chairman.    Our Board of Directors elects a chairman from among the directors and determines whether to separate or combine the roles of chairman and chief executive officer based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to appoint Mr. Davis as Chairman was based on a number of factors that made him particularly well-suited for the role. These factors included his prior position as Chairman and CEO, his prior service on the Board of Directors and its Compensation Committee, and his understanding of the Company's business and day-to-day operations, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Mr. Davis to provide strong and effective leadership to the Board of Directors and to ensure that the Board of Directors is informed of important issues. In consultation with our Lead Independent Director, the Chairman sets the agenda for the regular and special meetings of the Board of Directors, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board of Directors.

Lead Independent Director.    The role of the Lead Independent Director is to facilitate communications between the Chairman and CEO and the independent directors and the committees of the Board of Directors. In doing so, the Lead Independent Director, Dr. Barrett, serves as the liaison between the Board of Directors and the Chairman and CEO, thereby giving guidance to management in meeting the objectives set by the Board of Directors and monitoring compliance with corporate governance policies. Additionally, the Lead Independent Director serves as a liaison between the Board of Directors and stockholders. The Lead Independent Director has the authority to call meetings of the independent directors and chairs executive sessions of the Board of Directors during which no members of management are present. These meetings are intended to provide the Lead Independent Director with information that he can use to assist the Chairman and CEO to function in the most effective manner. The Board of Directors believes the Lead Independent Director provides additional independent oversight of executive management and Board matters.

Executive Sessions of the Board.    Our Board of Directors holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board of Directors. The independent directors may also meet without management present at other times as requested by any independent director. As Lead Independent Director, Dr. Barrett chairs the executive sessions of the Board of Directors.

Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee. As of the date of this Proxy Statement, membership on the Committees of the Board of Directors is as follows:

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Mr. Fink, who serves as the Chairman, Ms. Alvarez and Mr. Bron. Our Board of Directors has determined that each of Messrs. Fink and Bron and Ms. Alvarez qualify as independent directors under the applicable NYSE listing requirements and SEC regulations.

The Audit Committee met seven times during fiscal 2018. The meetings to review the Company's quarterly and annual periodic filings with the SEC each include at least two separate sessions (which together count as only one meeting). Mr. Fink engaged in routine separate communications with the Company's external auditors and Chief Financial Officer, held the required executive sessions at each meeting, and requested participation by outside counsel, as needed. The Audit Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. In addition, our Board has determined that Messrs. Fink and Bron and Ms. Alvarez are each an audit committee financial expert, as that term is defined under the Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

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  discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

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  approving the audited financial statements of the Company to be included in our Annual Report on Form 10-K;

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  reviewing and recommending annually to our Board of Directors the selection of an independent registered public accounting firm;

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  pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm; and

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  reviewing and discussing with management significant accounting matters and disclosures.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

Compensation Committee

The Compensation Committee consists of Mr. Engler, who serves as the Chairman, and Messrs. Fink and Knowling. Our Board of Directors has determined that each of Messrs. Engler, Fink and Knowling qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations.

The Compensation Committee met seven times during fiscal 2018. The Compensation Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. These include:

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  reviewing the compensation philosophy of our Company;

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  reviewing, approving and recommending corporate goals and objectives relating to the compensation of our Chairman and CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Chairman and CEO's total compensation;

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  reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

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  considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits; and

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  performing such duties and exercising such authority as may be assigned by the Board of Directors, including under the terms of our equity incentive and bonus plans.

On the recommendation of the Nominating and Corporate Governance Committee, Mr. Knowling was appointed to the Board of Directors and the Compensation Committee. Accordingly, he is standing for election as a director for the first time.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Ms. McFadden, who serves as the Chairman, and Messrs. Bron and Engler. Our Board of Directors has determined that each of

Ms. McFadden and Messrs. Bron and Engler qualify as independent directors within the meaning of the applicable NYSE listing requirements and SEC regulations. Our Board of Directors has adopted Corporate Governance Guidelines which are available on our website at www.K12.com.

The Nominating and Corporate Governance Committee met three times during fiscal 2018. The Nominating and Corporate Governance Committee has a charter, available on our website at www.K12.com, setting forth its structure, powers and responsibilities. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board of Directors:

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  personal and professional integrity, ethics and values;

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  experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today's business and regulatory environment;

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  experience in the field of education policy and administration;

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  service as a board member of another publicly traded company; and

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  practical and mature business judgment, including the ability to make independent analytical inquiries.

In fiscal 2017, the Board amended its Corporate Governance Guidelines to expressly include consideration of diversity in identifying director nominees. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess a mix of the appropriate backgrounds, talent, gender, race, perspectives, skills and expertise to oversee the Company's business. Currently, our eight member Board has two Hispanic directors, two African American directors, and two female directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year's annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company's proxy statement. Recommendations should be submitted to the corporate secretary of the Company at K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.

Academic Committee

The Academic Committee consists of Dr. Barrett, who serves as the Chairman, and Messrs. Davis and Engler. The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.

The Academic Committee has a charter, available on our website at www.K12.com, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee

participated in three meetings of the Company's Educational Advisory Committee during fiscal 2018. Under its charter, the responsibilities of the Academic Committee include:

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  monitoring the effectiveness of the Company's education products and services;

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  evaluating and implementing recommendations of the Company's Educational Advisory Committee; and

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  making recommendations to the Board of Directors and management to ensure continuous improvement in academic outcomes for the public and private schools served by the Company.

Risk Management

Our Board of Directors believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our Chairman and CEO and our senior management at meetings of our Board of Directors or when members of our Board of Directors seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements, or information technology cybersecurity protections and preparedness. Because our Chairman and CEO sets the agenda for the Board of Directors' meetings, each functional division of the Company can identify risk-related topics that may require added attention, which have included evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, information security, and succession planning. Each quarter, our Chairman and CEO also presents an assessment of the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.

Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2018, the Audit Committee continued to work directly with a major independent accounting firm to support the Company's internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.

While our Board of Directors is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:

  •
  The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity, and operations risk and discusses with management the Company's policies with respect to those matters. Our internal audit department prepares various risk management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The reports to the Audit Committee also include an evaluation by our Chief Information Officer regarding the security of our information systems and the initiatives we undertake to continually assess vulnerabilities and take preventative measures. The Audit Committee reports on our cybersecurity measures in its regular reports to the Board of Directors. In addition, the Audit Committee assists the Board of Directors in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal Compliance and Ethics Program, which includes a Chief School Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee provides semi-annual reports to the Audit Committee on the Company's legal risks and compliance-related matters in the schools we serve and at the corporate level.

  •
  Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 55.

  •
  Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board of Directors, succession planning for our directors and corporate governance.

Director Compensation for Fiscal 2018

In fiscal 2018, pursuant to our Amended Non-Employee Directors Compensation Plan ("Directors Compensation Plan"), our non-employee directors received annual cash retainers for service on the Board of Directors and assigned committees and annual restricted stock awards. Mr. Davis, our Chairman and CEO, received no additional compensation for his service on our Board of Directors. Amounts paid to Mr. Chavous, our President, Academics, Policy and Schools, for his partial year of service as a non-employee director during fiscal 2018 are set forth below in our "Summary Compensation Table for Fiscal 2018".

Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $60,000 and an additional amount for each committee on which the non-employee director serves, as shown below:

	Additional Cash Retainer
Committee	Chair	Member

Audit Committee	$35,000	$10,000

Compensation Committee	$15,000	$5,000

Nominating and Corporate Governance Committee	$10,000	$5,000

Academic Committee	$5,000	$5,000

The Directors Compensation Plan also provides for annual restricted stock awards for each non-employee director, valued at $100,000 as of the grant date (prorated for a partial year of service), with the shares underlying such awards vesting fully one year from the date of the grant. The restricted stock awards were granted on January 2, 2018 to all non-employee directors who held such positions at the beginning of the calendar year.

The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Aida M. Alvarez (2)	70,000	100,000	170,000

Craig R. Barrett (3)	65,000	100,000	165,000

Guillermo Bron (4)	75,000	100,000	175,000

John M. Engler (5)	85,000	100,000	185,000

Steven B. Fink (6)	100,000	100,000	200,000

Robert E. Knowling, Jr. (7)	30,719	97,264	127,983

Liza McFadden (8)	61,236	141,376	202,612

Jon Q. Reynolds (9)	16,250	—	16,250

Andrew H. Tisch (10)	36,250	—	36,250

(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with FASB ASC Topic 718. On January 2, 2018, each non-employee director who held such position at the beginning of the calendar year, received an award of 6,208 shares of restricted stock that vests on January 2, 2019.

(2)
As of June 30, 2018, Ms. Alvarez held 6,208 unvested restricted shares.

(3)
As of June 30, 2018, Mr. Barrett held 10,107 unvested restricted shares.

(4)
As of June 30, 2018, Mr. Bron held 10,107 unvested restricted shares.

(5)
As of June 30, 2018, Mr. Engler held 10,107 unvested restricted shares.

(6)
As of June 30, 2018, Mr. Fink held 10,107 unvested restricted shares.

(7)
Mr. Knowling joined the Board of Directors in January 2018. The amounts shown represent a pro-rated portion of Mr. Knowling's annual retainer and annual restricted stock award based on his partial year of service. As of June 30, 2018, Mr. Knowling held 6,045 unvested restricted shares.

(8)
As of June 30, 2018, Ms. McFadden held 8,526 unvested restricted shares. The amounts shown include a pro-rated portion of Ms. McFadden's annual retainer and annual restricted stock award based on her partial year of service for 2017 granted August 19, 2017, and her annual retainer and annual restricted stock award for fiscal 2018 granted January 2, 2018.

(9)
On August 7, 2017, Mr. Reynolds resigned from the Board of Directors. The amount of fees shown represents a pro-rated portion of Mr. Reynolds's annual retainer based on his partial year of service. Mr. Reynolds was not granted a restricted stock award for fiscal 2018 and did not hold any unvested restricted shares as of June 30, 2018.

(10)
Mr. Tisch did not stand for re-election at the 2017 Annual Meeting of Stockholders and his term on the Board of Directors expired on December 14, 2018. The amount of fees shown represents a pro-rated portion of Mr. Tisch's annual retainer based on his partial year of service. Mr. Tisch was not granted a restricted stock award for fiscal 2018 and did not hold any unvested restricted shares as of June 30, 2018.

Please see the Security Ownership of Certain Beneficial Owners and Management table starting on page 61 for additional information on the beneficial ownership of the Company's Common Stock by each of our directors.

Director Stock Ownership Guidelines

The Company encourages each director to purchase shares of the Company's Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our investing stockholders. To reinforce this objective, in early fiscal 2017 we adopted minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, these directors must hold shares of the Company's stock equal to the lesser of: (i) three times the annual cash retainer and (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin Board service, whichever date is later.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors currently has eight members: Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Robert E. Knowling, Jr. and Liza McFadden.

The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of eight directors, Aida M. Alvarez, Craig R. Barrett, Guillermo Bron, Nathaniel A. Davis, John M. Engler, Steven B. Fink, Robert E. Knowling, Jr. and Liza McFadden, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Nominees for election to the Board of Directors shall be elected by a plurality of votes present in person or by proxy at the annual meeting and entitled to vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors.

Aida M. Alvarez, Age 69

Ms. Alvarez joined us a director in April 2017 and is a member of our Audit Committee. She currently serves as Chair of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton's Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Oportun, Inc. (formerly Progress Financial Corporation) since 2011; Zoosk, Inc. since 2014; and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). Ms. Alvarez holds a Bachelor's Degree from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience, and ability to bring diverse perspectives to the Board.

Craig R. Barrett, Age 79

Dr. Barrett joined us as a director in September 2010, currently serves as Chairman of our Academic Committee and became our Lead Independent Director in September 2017. He served as Chairman and Chief Executive Officer of Intel Corporation from 1998, until his retirement in 2009, having served in various roles, including Chief Operating Officer, since joining Intel Corporation in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-Chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization; President and Chairman of BASIS Schools, Inc.; Vice Chair of the Science Foundation Arizona; and Co-Chairman of the Business Coalition for Student Achievement. Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure as a professor and his volunteer work and support of numerous educational organizations.

Guillermo Bron, Age 66

Mr. Bron joined us as a director in July 2007 and currently serves as a member of our Nominating and Corporate Governance Committee and our Audit Committee. Mr. Bron was Managing Director at Pine Brook Road Partners, LLC, an investment firm, from December 2013 to June 2017, and served as a Managing Director of Acon Funds Management LLC, a private equity firm, from 2006 to 2012. Mr. Bron has also served as Chairman and a director of United Pan Am Financial Corp. (UPFC) since 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has served as Chairman of idX Corporation from 2008 to 2018, and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because of his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, which enables him to bring valuable insights to the Board of Directors in the areas of finance and strategy. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.

Nathaniel A. Davis, Age 64

Mr. Davis joined us as a director in July 2009 and has served as our Chairman since June 2012. In January 2013, he became our Executive Chairman, and in January 2014, Mr. Davis was appointed to be our CEO, serving in that role through February 2016 and again beginning in March 2018. He also is a member of our Academic Committee. Prior to joining the Company, he served as the managing director of RANND Advisory Group from 2003 until December 2012. Previously, Mr. Davis worked for XM Satellite Radio from June 2006 to November 2008, serving as President and then Chief Executive Officer until the company's merger with Sirius Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer and a board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer) and MCI Metro (President and Chief Operating Officer). Since 2011, Mr. Davis has served as a director of Unisys Corporation and RLJ Lodging Trust. Mr. Davis has also previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter

Communications and Telica Switching. Mr. Davis holds an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

John M. Engler, Age 70

Mr. Engler joined us as a director in October 2012 and is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and our Academic Committee. He served as President of the Business Roundtable from January 2011 to February 2017. From 2004 to 2011, Mr. Engler was the President and Chief Executive Officer of the National Association of Manufacturers. He was President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation from 2003 to 2004. Mr. Engler served as Michigan's 46th governor for three terms from 1991 to 2003. He has served on the board of directors of Universal Forest Products Inc. since 2003 and is chairman of its Nominating and Corporate Governance Committee and a member of its Personnel and Compensation Committee. He currently serves as Interim President of Michigan State University. Previously, Mr. Engler was a director of Northwest Airlines from 2003 to 2008, a director of Dow Jones & Company, Inc. from 2005 to 2007, and a director of Delta Airlines from 2008 to 2012, and he was also a director of Munder Capital Management. Mr. Engler holds a B.S. in Agricultural Economics from Michigan State University and a J.D. from the Thomas M. Cooley Law School. Mr. Engler was selected as a director because of his executive and legislative expertise as a state governor, including working with state education budgets, and for his business experience. The Board of Directors also benefits from Mr. Engler's perspective as a director of numerous public companies and as a member of their audit committees.

Steven B. Fink, Age 67

Mr. Fink joined us as a director in October 2003, currently serves as Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the Boards of Jackson Laboratories, City of Hope, St. Helena Hospital, Ole Health and the Herb Ritts Foundation, and is a member of The J. Paul Getty Photographs Council. From 1999 to 2009, Mr. Fink served as a director of Leapfrog, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

Robert E. Knowling, Jr., Age 63

Mr. Knowling joined us as a director in January 2018 and is a member of our Compensation Committee. Since May 2009, he has served as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses. From 2002 to 2009 he served as Chief Executive Officer of the NYC Leadership Academy,

an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling has also held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project's Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for Roper Technologies, Inc. He also previously served on the board of Heidrick & Struggles, Inc. from 2010 to 2015 and Convergys Corporation from 2017 to 2018. He holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. Mr. Knowling was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.

Liza McFadden, Age 55

Ms. McFadden joined us as a director in August 2017 and is a member of our Nominating and Corporate Governance Committee. Ms. McFadden currently leads LIZA and Partners LLC. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator, and served in Governor Jeb Bush's administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board. She holds an M.A. from Florida State University and a B.A. from Fitchburg State University. Ms. McFadden was selected as a director because of her dedication to the education community and expertise in literacy.

Executive Officers

Set forth below is biographical information for each of our current executive officers who is not also a director.

Kevin P. Chavous, President, Academics, Policy & Schools Group, Age 62

Mr. Chavous joined us in January 2017 and currently serves as President, Academics, Policy & Schools Group. He was a member of our Board of Directors from January 2017 to October 2017 before resigning to take his current position. Previously, he was the Founder and Chief Executive Officer of The Chavous Group, an educational consulting firm, a position he held from January 2012 until January 2018 and was a founding Board Member of the American Federation for Children ("AFC"). He served as AFC's Executive Counsel from 2012 to 2016. Previously, Mr. Chavous was a partner at the SNR Denton law firm from 2002 to 2012 and served as a member of the Council of the District of Columbia from 1993 to 2005, where he was Chair of the Council's Education Committee. He also has served on the board of various charter schools across the country including the Friendship Charter Schools in Washington, D.C. Mr. Chavous holds a B.A. from Wabash College and a J.D. from the Howard University School of Law.

Vincent W. Mathis, Executive Vice President, General Counsel and Secretary, Age 54

Mr. Mathis joined us in September 2018 and serves as Executive Vice President, General Counsel and Secretary. In this role, he has executive responsibility for providing comprehensive legal counsel for our business, including matters relating to securities, litigation, regulatory compliance, intellectual property, contracts and licensing, and corporate governance. Mr. Mathis has more than 20 years of legal experience counseling diverse global businesses. Prior to joining the Company, Mr. Mathis served as Senior Vice President Corporate Affairs, Corporate Secretary and Chief of Staff to the CEO at The AES Corporation where he earlier was Vice President and Deputy General Counsel. Prior to his roles at The AES Corporation, Mr. Mathis was an Executive Vice President and General Counsel at ContourGlobal, LLC, a private international energy company. Previously, Mr. Mathis worked for

Shearman and Sterling, LLP and the United States Securities and Exchange Commission. He began his legal career at Venable, LLP. Mr. Mathis formerly served on the Board of Directors of Indianapolis Power and Light Company Enterprises, Inc., AES Tietê Energia S.A., and AES Elpa S.A. In addition, he previously served on the Board of Directors at IPALCO Enterprises, Inc., DPL Inc. and The Dayton Power and Light Company and was Chairman of Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Mr. Mathis holds a J.D. from the University of Virginia and a B.A. in Economics and Political Science from The University of Richmond.

James J. Rhyu, Chief Financial Officer and President, Product and Technology, Age 48

Mr. Rhyu joined us in June 2013 and serves as Chief Financial Officer and President, Product and Technology. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America. Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our fiscal 2018 compensation for the following named executive officers ("NEOs"):

  •
  Nathaniel A. Davis, Chairman and CEO

  •
  James J. Rhyu, Chief Financial Officer and President, Product and Technology

  •
  Kevin P. Chavous, President, Academics, Policy and Schools

  •
  Howard D. Polsky, former Executive Vice President, General Counsel and Secretary

  •
  Allison B. Cleveland, former Executive Vice President, School Management and Services

  •
  Stuart J. Udell, former CEO

Executive Summary

We achieved solid financial and operational gains in fiscal 2018, positioning the Company to fulfill its educational mission of helping students to reach their potential through personalized learning and inspired teaching. We also continued our trend of stockholder engagement and executive compensation reforms through fiscal 2018. With the unanticipated mid-year departure of Mr. Udell as CEO in fiscal 2018, it was essential to fill the CEO role quickly by appointing a person with detailed knowledge of the Company's operations, its customers, and the public policy issues critical to our success. The Board of Directors therefore determined that Mr. Davis should resume his position as CEO (which he had previously held from 2014-2016) and entered into an 18-month extension of his employment agreement and we consolidated the CEO and Executive Chairman roles. Besides assuring the continuity of leadership and expertise, significant overall compensation savings have been realized. Our Lead Independent Director, Mr. Barrett, will remain in place to assure Board oversight distinct from management.

From our inception in 1999, we have offered online curriculum, instructional support services, software and products designed to facilitate individualized learning for students in kindergarten through 12th grade. Our path to the gains we realized in fiscal year 2018 began three years ago when we shifted away from our early priorities for revenue and enrollment growth to focus instead on pursuing a multi-year strategic plan to establish schools of academic quality that attract and retain students. This not only required significant investments, but occurred in an environment of external challenges over which our management generally has no control, including rapidly changing education policies at both the federal and state levels, newly enacted and dissimilar state academic accountability standards and regulatory requirements, and unionization of our virtual charter school customers in one state. With the confluence of these factors, we encountered a period of slower enrollment growth, academic challenges, operational adjustments, and increased costs, resulting in total shareholder returns that, for certain periods during the transition, were negative. Moreover, to maintain an engaged executive team over the duration of the multi-year strategic plan, we adopted a long-term incentive compensation plan ("LTIP") and utilized targeted annual incentives that together were necessary to execute the plan successfully and create the building blocks for future expansion of the business and shareholder growth.

In fiscal 2017 we saw this approach begin to yield some positive results and in fiscal 2018 our core business delivered further improvements in financial, operational and academic performance. Although our stock price has continued to face headwinds from the issues identified above, revenue growth, profitability and capital expenditures for the year met or exceeded our guidance and we saw the highest student retention level in eight years. Based on these outcomes, we believe the strategy begun three years ago has worked in many respects, and during this time we formed an executive leadership team that is poised to continue the trend. To ensure the continuity of this progress, Mr. Davis was selected as the person best suited to spearhead K12's leadership team in its current phase and he re-assumed the position of CEO during fiscal 2018, a position he previously held from January 2014 to February 2016.

We have identified the following four cornerstones on which we intend to focus our efforts to accelerate our business growth and education mission:

  •
  #1 Strengthening Our Core—Our Managed Public School programs remain the foundation of our business and the improvements in retention makes us optimistic about its strength and potential for growth.

  •
  #2 Preparing Students for the Future—We are focused on building a more comprehensive career readiness program with a distinct brand and better linkage to corporations, trade associations, and higher education institutions.

  •
  #3 Becoming a Trusted Advisor—Our management team is proactively complementing our content and services sales approach by positioning our Institutional business as a trusted software services provider delivering end to end digital learning solutions.

  •
  #4 Going Global—We continue to develop international opportunities by building partnership-focused relationships with in-country organizations.

We believe that by actively pursuing these strategic priorities, stockholders in K12 will realize the benefits of strong revenue and profitability growth, and just as importantly, see their investment provide educational choices and exceptional learning opportunities for students and families across the nation.

Stockholder Engagement and Compensation Reforms and Highlights

As we developed our executive compensation program for fiscal 2018, our Compensation Committee took into account the extensive stockholder input we received and took steps to more tightly link executive pay to measurable performance results. Over the last several years, we have extensively overhauled our executive compensation programs and practices, including making the following structural changes prior to fiscal 2018 (which were continued into fiscal 2018):

  •
  Maintained salaries at prior year levels, with the average benchmarked near the 25th percentile of the peer group and continued to emphasize pay-for-performance;

  •
  Granted no extraordinary or one-time bonus awards outside of our standard executive compensation program;

  •
  Removed individual goals from our annual cash bonus program for the most senior executives; and

  •
  Expanded the use of performance-based stock awards and added stockholder return metrics as a feature of these awards.

Following these reforms, the annual stockholder advisory vote on our executive compensation for fiscal 2017 yielded an approval rate of 78.5%, which was a significant improvement over prior years. We view this as an endorsement of the positive changes we have made, but also recognize that it still reflects lingering concerns among a portion of our stockholder base. To understand, address and respond to those concerns consistent with the fiduciary duties of the Board of Directors, during fiscal 2018 we maintained our stockholder outreach efforts with the goal of receiving meaningful feedback. Accordingly, at the beginning of fiscal 2018, we proactively reached out to our top 25 stockholders, speaking with a total of five stockholders that responded and in the aggregate held over 20% of our shares outstanding. Our Investor Relations and Human Resources leaders conducted the outreach efforts, with the Chairman of the Compensation Committee participating in some of the calls. We continued these discussions during the year through written correspondence and in-person stockholder meetings to continue our executive compensation dialogue.

The stockholders that we spoke with recognized and commended our continued responsiveness to their feedback such as the elimination of overlapping performance metrics in short- and long-term incentive pay programs and the introduction of longer term performance metrics in our 2016 LTIP.

These conversations centered on three key themes, which we have sought to address in a careful and deliberative manner so as to further our strategic business objectives:

Leadership Structure and Total Compensation Cost.

  •
  Key Stockholder Concerns.  Our stockholders expressed concerns over the total compensation cost associated with maintaining separate positions of an Executive Chairman and CEO with distinct roles and each receiving significant compensation amounts.

  •
  Fiscal 2018 Highlight—Streamlined Leadership Team.  With the mid-year departure of Mr. Udell, our Board of Directors determined that a single executive position undertaken by Mr. Davis with his deep knowledge of our operations, relations with our major school board customers, and architect of our going forward strategy, would best serve the Company's needs at this time. During fiscal 2018 we consolidated the separate roles of a distinct CEO and Executive Chairman into the position of Chairman and CEO. We will continue to evaluate our executive leadership needs as we execute on our strategic business goals and priorities. To maintain flexibility and ensure that stockholders are not overly burdened with excessive severance costs, we also negotiated an arrangement that would eliminate our cash severance obligations to Mr. Davis in the event Mr. Davis is replaced by a new CEO. This resulted in a one-time equity incentive award for Mr. Davis that is subject to meaningful performance and other vesting conditions, which are described below under the heading "—Determination of Long-Term Incentive Compensation—Mr. Davis-Performance Based Restricted Stock Awards."

  •
  Fiscal 2018 Highlight—Reduced Leadership Compensation Burden.  The consolidation of our Chairman and CEO positions resulted in an annual cost savings to the Company (based on total target-level compensation, including equity incentives) of approximately $1.8 million. In his role as Chairman and CEO, Mr. Davis' total target-level compensation package was set at a level comparable to his prior tenure in the CEO position, which ended in fiscal 2016.

  •
  Fiscal 2018 Highlight—No Salary Increases.  As in fiscal 2017, we sought to limit total compensation costs by generally maintaining base compensation at prior year levels. Other than in connection with Mr. Davis assuming increased CEO duties, none of our NEOs received any increase in base salaries or target total compensation levels for fiscal 2018.

Annual Bonus Plan Structure and Payouts

  •
  Key Stockholder Concerns.  Our stockholders expressed concerns relating to our bonus plan structure, particularly its reliance for certain executives on individual performance goals and the use of quantitative metrics that overlap with our long-term incentive program. A few stockholders also questioned why above-target bonus payouts were provided in years where our stock price performance has trailed members of our compensation peer group.

  •
  Fiscal 2018 Highlight.  In our continued effort to align our pay for performance practices with our strategy and stockholder value creation, we focused on restructuring our annual bonus plan for fiscal 2018, which included:

  •
  Eliminating individual criteria for our CFO, previously eliminated for our Chairman and CEO during fiscal 2017, and continuing to decrease the weighting of individual performance management objectives ("PMOs") for other executive officers from 50% to 30%.

  •
  Reducing the number of corporate PMOs for our most senior executives so that our annual bonus plan is tied to driving stockholder value through achievement of key financial metrics, operational goals and academic performance.

  •
  Removing performance metrics that overlap with our performance-based equity incentive awards to ensure that executives do not receive duplicate payouts for a singular achievement.

  •
  Updating the corporate PMOs to focus our executives on advancing our strategic priorities, which included adding a new a metric tied to our career and technical education ("CTE") enrollments.

  •
  Fiscal 2018 Highlight.  As the only publicly traded company in the K-12 space, comparison to our peer companies for purposes of setting target compensation levels present unique challenges. As a result, our stock price returns may not correlate strongly with our peer group. Going forward, to ensure alignment of realized pay amounts with corporate performance, we are enhancing our commitment toward establishing rigorous corporate level performance goals in our annual incentive program. Specifically, we set the fiscal year 2018 threshold performance targets at levels above the actual results for fiscal 2017 and target performance levels are directly tied to 2018 budgeted performance. Additionally, payout for threshold performance was reduced from 50% to 30% of target bonus.

Long-Term Incentive Plan Structures

  •
  Key Stockholder Concern.  Our stockholders expressed concerns about the use of one-year performance periods for certain equity awards granted to our most senior executives and noted our lack of relative stockholder return metrics in our long-term incentive programs.

  •
  Fiscal 2018 Highlight.  We implemented a relative total stockholder return metric on a trial-basis to the performance-based restricted stock awards granted to our NEOs for fiscal 2018, other than Mr. Davis and Mr. Udell. Performance-based awards for these NEOs are subject to attaining free cash flow goals, subject to increase or decrease in a range of 75% to 125% based on our relative total stockholder return as compared to the component companies in the Russell 2000 Index.

  •
  Fiscal 2018 and 2019 Highlight.  Other than Mr. Chavous, who joined the Company in the fall of fiscal 2018, our NEOs participated in a three-year LTIP that was introduced in fiscal 2016. The fiscal 2016 LTIP was an overperformance plan based on achievement of specific targets over a three-year performance period with no overlapping periods or awards. The purpose of the program was to encourage achievement of strategic initiatives related to academic improvement and an increase in student lifetime value. This plan was still in place during fiscal 2018, concluding in early fiscal 2019. To complement the existing three-year LTIP, we utilized a one-year performance period for certain equity awards to our most senior executives in fiscal 2018 to incentivize disciplined focus to drive profitability and financial stability as we continued to execute against our multi-year business plan. In setting this performance period for fiscal 2018, we also took into account the fact that equity awards granted to Mr. Davis were 100% performance-based in fiscal 2018, which we believe is a far heavier burden than the compensation practices of our peer companies. For fiscal 2019, we have eliminated one-year performance periods from our long-term incentive programs for key executives. Performance based equity incentives for fiscal 2019 for Mr. Davis, Mr. Rhyu and Mr. Chavous are based entirely on a three-year performance period and will be earned only if we realize significant stock price appreciation as of the end of the three-year period.

2018 Performance Highlights

While executing on our multi-year strategy as described above, fiscal 2018 saw solid financial results and key achievements in the following areas:

  •
  Managed Public School Retention.  Retention at our managed public schools improved by more than 300 basis points over fiscal 2017 and we saw the highest student retention level in eight years.

  •
  Student Enrollments.  Our total average student enrollments continued to increase, with 105,000 students enrolling in our programs during fiscal 2018, resulting in a 4.8% increase over fiscal 2017.

  •
  School Academic Performance.  Since fiscal 2016, we achieved more than a 95% success rate in maintaining schools that we no longer consider to have academic performance issues, reducing the number of schools that we consider to be in "academic jeopardy" from 11 to 5.

  •
  Strong Operating and Cash Flow Performance.  We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and performance-based equity awards and met or exceeded target performance under each metric, delivering solid performance for the year, as illustrated in the following table:

Metric	Fiscal 2017 Actual Performance	Fiscal 2018 Actual Performance	% Increase over Fiscal 2017

Cash flow—Adjusted EBITDA minus CapEx	$66.5M	$82.4M	23.9%

Cash flow—Free Cash Flow	$40.5M	$60.4M	49.1%

Profit—Adjusted Operating Income	$41.8M	$49.2M	17.7%

Revenue	$888.5M	$917.2M	3.2%

  For fiscal 2018 our cash flow, profit and revenue metrics were expressed on an "adjusted" basis to eliminate the impact of certain extraordinary and variable elements that are beyond the control of our executives. Please refer to discussion titled "Fiscal 2018 Compensation Decisions" beginning page 29 for a discussion of how these non-GAAP financial measures are calculated.

  •
  Expanded Business Operations.  We continued to expand our business operations and focused on developing our CTE programs, highlights of which include opening a new program in Ohio, developing three new project-based learning centers and making significant equity investments in businesses that are intended to address market demand for CTE, in addition to our core business.

Executive Compensation Principles and Practices

Principles.    Our executive compensation program is guided by basic principles that we seek to incorporate in our executive pay practices:

  1.
  Link Compensation to Performance, Stockholder Interests and Student Success.    Compensation levels should reflect actual performance, consistent with our redefined business strategy and be aligned with stockholder interests and the success of the students in the schools we serve.

  2.
  Maintain Competitive Compensation Levels.    Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executives. We set base pay levels at the low end of our peer group and provide above-peer median compensation opportunities to executives only if performance is attained at levels above rigorously set target-level goals.

  3.
  Reflect our Industry Circumstances and Unique Business.    As the only publicly traded company in the K-12 space, our compensation programs must be tailored to address the interests of stockholders and our public education obligations as we execute on our long-term strategy of creating schools of academic excellence with innovative technologies, inspired teaching and personalized learning.

  4.
  Engage Independent Compensation Consultant.    We engage an independent compensation consultant to inform the Compensation Committee and evaluate the alignment of pay, performance relative to our peer group, and compensation risk.

Practices.    We employ certain executive compensation practices to align our executives' compensation with stockholder interests. Listed below are those compensation practices we employ and certain practices we do not employ because we believe they would not serve the long-term interests of our stockholders.

What We Do

Pay for Performance.    A significant portion of our NEOs' potential compensation is not guaranteed but is linked to our financial and operational performance. The target total direct compensation for our Chairman and CEO for fiscal 2018 was approximately 85% performance-based.

Align Compensation to Share Price.    A portion of performance-based compensation is tied to growth in our stock price which directly aligns to stockholder interests.

Establish Performance Goals Aligned to Strategy.    Our Executive Bonus Plan, performance-based RSAs and LTIP utilize objective performance-based goals that the Committee believes are rigorous and challenging.

Target Pay Competitively.    We seek to target compensation within a competitive range of the peer group and seek to deliver greater compensation only when warranted by market conditions or superior performance.

Use Meaningful Vesting Conditions to Promote Retention.    Performance-based RSAs begin to vest after attainment of performance criteria and most vest after two and three years depending upon the award. Time-based RSAs vest over three years.

Carefully Consider Stockholder Input.    We regularly seek and engage in dialogues with our stockholders on executive compensation matters. Recent enhancements in our executive compensation programs have been influenced by these discussions.

Maintain a Clawback Policy.    We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct led to a restatement of our financial statements.

Require Mandatory Share Ownership.    All of our executive officers, including our NEOs, and our non-employee directors are required to maintain a minimum ownership level of our Common Stock.

Perform Competitive Market Analysis.    The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

Analyze Executive Compensation Risk.    We review the executive compensation program annually to ensure that it does not encourage excessive or unnecessary risk taking.

What We Do Not Do

Grant Multi-Year or Guaranteed Bonuses or Equity Awards.    We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards on measurable performance factors, operational results and competitive market needs.

Provide Generous Executive Perquisites.    We do not provide significant perquisites to our executive officers, such as club memberships, personal income tax advisory services and similar items.

Offer Tax Gross-Ups.    We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change in control payments or benefits.

Offer Pension or Supplemental Retirement Plans.    We do not provide costly retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.

Reprice Options.    Our 2016 Incentive Award Plan ("2016 Plan") specifically prohibits repricing of options without stockholder approval.

Increase Shares without Stockholder Approval.    Our 2016 Plan does not contain an "evergreen" provision to increase the number of shares available for grants each year. Any increase to the maximum number of shares available will require stockholder approval.

Provide Single Trigger Change in Control Payments.    We maintain a "double trigger" vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also requires a qualifying termination of employment. Legacy "single-trigger" vesting stock option awards from prior years have been completely eliminated from our compensation program.

Allow Hedging or Pledging.    Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Plan prohibits pledging of any award granted under the plan unless otherwise determined by the plan administrator.

Tying Executive Pay to Company Performance

Our performance assessment framework and executive compensation program are designed to link pay and performance in the following ways:

Compensation Element	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices.

	Represents a lower percentage of total compensation than at most peer companies, with average base salaries benchmarking near the 25th percentile when compared to the peer group in June 2017 and the 50th percentile when compared to the peer group in June 2018.	Provide a monthly income necessary to retain executives.

Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of annual cash compensation to attaining defined goals.	Focus executives on attaining financial and strategic performance objectives from year to year.

Long-Term Incentives	Performance-based RSAs: Performance targets based on cash flow metrics drives profitability and financial stability, subject to vesting over two or three years. Total stockholder return modifier for certain NEOs links realizable pay to long-term stockholder value.

 Time-based RSAs: Encourages retention of executives and results in less dilution to our stockholders as compared to stock option grants, subject to vesting over three years. Time-based RSAs were not awarded to our Chairman and CEO during fiscal 2018.
	LTIP PSUs: Incentivizes improved academic and student retention performance and promotes creation of stockholder value over two- and three-year performance periods. For fiscal 2019, PSUs are earned based on stock price growth over a three-year performance period.	Enhance retention of key executives who drive consistent performance. Motivate and reward executives for achievement of long-term goals intended to increase stockholder value.

Compensation Element	Determination and Link to Performance	Purpose
Other Compensation	Executives may participate in benefit programs on the same terms as other employees, such as health and welfare benefit plans, 401(k) plan, life insurance and executive life and disability plans.

 Executives may elect to participate in a non-qualified deferred compensation plan providing tax-efficient savings, but receive no additional Company contributions.
	Premiums for supplemental disability and life insurance benefits for executives are paid by the Company but no costly supplemental retirement programs are offered.	Provides benefits having high perceived values and offers tax advantages.

Determining Executive Compensation

The Committee uses a performance-based framework in making compensation decisions for our executives, including our NEOs. In fiscal 2018, the Committee continued to engage Compensia, an independent compensation consultant, to evaluate the market competitiveness of compensation for our executive officers. Compensia's work for the Committee also included an assessment of peer group companies and a subsequent executive compensation market analysis.

Assessing Comparative Market Data and Practices

In evaluating our compensation peer group, the Committee considered a number of factors, including revenue, market capitalization, industry and status as an existing peer. Compensia also considered companies that list us as a peer as well as our peers as identified by the major proxy advisory firms. The Committee seeks to maintain as much consistency as possible in the peer group year over year and carefully considers changes. The companies in the fiscal 2018 compensation peer group are:

• ACI Worldwide, Inc. • The Advisory Board Co. • American Public Education, Inc. • Blackbaud, Inc. • Bridgepoint Education, Inc. • Capella Education Co.	• Career Education Corp. • Chegg Inc. • DeVry Education Group • Graham Holdings Co. • Grand Canyon Education, Inc.	• Houghton Mifflin Harcourt Co. • Scholastic Corporation • Strayer Education, Inc. • Weight Watchers International, Inc. • Zynga, Inc. • 2U, Inc.

This peer group reflects an adjustment made in late fiscal 2017 to remove Corporate Executive Board Co., ITT Educational Services and Lionbridge Technologies, Inc., which companies were acquired or are no longer public companies. In seeking replacements for those companies removed, the Committee considered the previously mentioned factors and added 2U, Inc. and Scholastic Corporation.

At the beginning of fiscal 2018, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions.

In general, the Committee seeks to establish the range of target total direct compensation for our executive officers near the median for similar positions in our peer group, with an overemphasis on variable cash compensation versus fixed cash compensation.

Chairman and CEO Pay Mix

Compensia assisted the Committee in designing competitive pay packages that focus heavily on variable pay components, with the intent that compensation for our Chairman and CEO should be overwhelmingly performance-based. A graphic illustration of the basic annual total target pay mix of our Chairman and CEO, which is set forth in his employment agreement, is depicted below:

Fiscal 2018 Compensation Decisions

Determination of Base Salaries

Other than with respect to Mr. Davis, none of our NEOs received a base salary increase for fiscal 2018. The fiscal 2018 base salaries for our NEOs are set forth in the table below:

Name	Base Salary for Fiscal 2018

Nathaniel A. Davis	$735,000	(1)

James J. Rhyu	$500,000

Kevin P. Chavous	$490,000	(2)

Howard D. Polsky	$385,000

Allison B. Cleveland	$415,000

(1)
In connection with Mr. Davis assuming the role of CEO effective March 3, 2018, his annual base salary was increased to $735,000 in recognition of his assumption of the CEO role and increased responsibilities associated with the position.

(2)
Mr. Chavous was hired as our President, Academics, Policy and Schools effective October 23, 2017.

Determination of Annual Incentive Compensation

Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs' target total cash compensation is "at risk" based upon Company and individual performance. For fiscal 2018, the Committee focused on streamlining the Executive Bonus Plan by reducing the number of corporate

PMOs for our Chairman and CEO and, for all our NEOs, removing performance metrics that overlap with our performance-based equity incentive awards. Beginning in fiscal 2017, we eliminated bonus payouts for achieving individual goals for our Executive Chairman and CEO and, for fiscal 2018, the Committee extended this to our CFO and did not apply individual goals to Mr. Chavous, our newly hired President, Academics, Policy and Schools. The Committee also reduced the weighting of individual PMOs for our other NEOs from 50% to 30%.

Target bonus levels for our NEOs are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide target total cash compensation opportunities that approximate the market median. None of our NEOs received an increase in target bonus levels under our Executive Bonus Plan for fiscal 2018. Target bonus levels for our NEOs for fiscal 2018 were as follows:

Name	Target Bonus Level (% of Base Salary)

Nathaniel A. Davis	150%

James J. Rhyu	80%

Kevin P. Chavous	80%

Howard D. Polsky	65%

Allison B. Cleveland	65%

Goal Setting Process and Rationale

The Committee spends considerable time evaluating the appropriate metrics to be included in our Executive Bonus Plan each fiscal year and focuses on driving stockholder value through achievement of key financial metrics, operational goals and academic performance. For fiscal 2018, the Committee eliminated the performance metric tied to quarterly guidance figures and added a performance metric tied to CTE enrollments, one of our key strategic initiatives for fiscal 2018, and which we believe is a competitive differentiator. Executive Bonus Plan goals for fiscal 2018 generally fell into three categories:

Category	Corresponding Metric

Profitability	Adjusted Operating Income

Growth	Revenue, MPS Average Enrollments and Retention

Key Business Initiatives	CTE Average Enrollments

In setting performance levels for each metric, the Committee focused on incentivizing measurable performance growth in all areas and set threshold performance at or above fiscal 2017 actual performance and target performance at levels directly tied to budgeted performance for fiscal 2018, which was well above fiscal 2017 actual performance.

Metrics under the Executive Bonus Plan for Mr. Davis, Mr. Rhyu and Mr. Chavous were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus their efforts on improving Company performance and increasing stockholder value. However, for Mr. Polsky and Ms. Cleveland, the Executive Bonus Plan also included individual PMOs intended to motivate these executives to produce measurable legal, compliance and school improvement outcomes. For these NEOs, awards under the Executive Bonus Plan for fiscal 2018 were based 70% on the achievement of the corporate PMOs and 30% on the achievement of individual PMOs.

Corporate PMOs

The corporate PMOs under our Executive Bonus Plan for fiscal 2018 are set forth in the table below. The PMOs provide our NEOs with the opportunity to earn above target awards in the event they exceed the pre-established performance levels, but also provide for no awards below minimum thresholds of performance. Achievement at the threshold level results in payout at 33% of the target level and achievement at the outperform level results in payout at 200% of the target level. Performance between two levels is extrapolated on a straight-line basis. In August 2018, the Committee reviewed our achievement against these corporate PMOs and the results are included in the following table.

	Weighting
Metric	CEO/CFO	Other NEOs	Performance Level	Achievement	Actual Results

Adjusted			Threshold	$42.1M

Operating	40%	28%	Target	$46.8M	$49.2M

Income (1)			Outperform	$51.5M

			Threshold	$888.5M

Revenue	10%	7%	Target	$914.3M	$917.2M

			Outperform	$940.9M

			Threshold	103.7K

MPS Average	10%	7%	Target	107.6K	108.7K average enrollments

Enrollments (2)			Outperform	111.6K

			Threshold	200 bps

Retention (3)	20%	14%	Target	240 bps	Improvement 320 bps

			Outperform	320 bps

			Threshold	1400

CTE Average	20%	14%	Target	1600	1702

Enrollments (4)			Outperform	1800

(1)
Operating income is adjusted for stock-based compensation expense and excludes any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

(2)
Measures average student enrollment at our managed public schools over the school year.

(3)
Measures the overall retention rate of students that are active in our Managed Public School Programs on or after June 1st and the percent of these students that remain active at the end of the school year, or on May 31st, subject to certain exclusions for students ineligible to return (e.g., graduating students) or commence enrollment until the following school year.

(4)
Measures average student enrollment at the Destination Career Academy schools, whether in a stand-alone academy or in a managed public school with a destination career academy program. Enrollment is calculated based on a nine-month average of the ending enrollment for each month from October through May.

Individual PMOs

For Mr. Polsky and Ms. Cleveland, individual PMOs accounted for 30% of the NEO's target annual bonus opportunity under the Executive Bonus Plan for fiscal 2018, although the Committee retains discretion to allow for individual adjustments based on factors and considerations it deems relevant. A general description of the individual PMOs for fiscal 2018 and the NEOs' achievements are provided below.

NEO	Individual Goals	Performance Results
Howard D. Polsky	Favorable outcomes in significant litigation, arbitration, and state regulatory matters;
Completion of teacher certification compliance database;
Implementation of share repurchase;
Student data privacy initiatives and executive FCPA and securities law training	Mr. Polsky achieved his established goals and outperformed with respect to obtaining favorable outcomes in significant litigation and state regulatory matters; effectively managed an unplanned share repurchase transaction; and implemented a years' long compliance project. The CEO and the Board of Directors determined that Mr. Polsky's substantial achievements warranted an outperform result for his individual goals.

156.6%

Allison B. Cleveland	Improve student and family satisfaction and engagement;
Renew 8 contracts and 10 charters;
Improve teacher satisfaction and implement programs to build a more effective teacher workforce;
Grow the number of Destination Career Academy schools and students enrolled in Career and Technical Education schools and courses	Ms. Cleveland achieved her established goals and outperformed in the areas of improved family satisfaction, and engagement where a greater than 10% increase was attained in Net Promoter Score and a student retention improvement of more than 300 bps. Additionally, the number of Destination Career Academy schools more than doubled and students enrolled in CTE programs and courses outperforming against that metric.

112.4%

Fiscal 2018 Executive Bonus Plan Payments

The following table illustrates, for each NEO, the Committee's approved annual bonus award under our Executive Bonus Plan for fiscal 2018 based upon performance against the corporate PMOs and performance against the executive's individual PMOs.

			Corporate PMOs
	Adjusted Operating Income
NEO		Revenue	MPS Average Enrollments	Retention	CTE Average Enrollments	Individual PMOs	% of Target Bonus Earned	Amount of Bonus

Nathaniel A. Davis (1)	60.5%	11.09%	12.8%	40%	30.2%	—	154.6%	$1,704,087

James P. Rhyu	60.5%	11.09%	12.8%	40%	30.2%	—	154.6%	$618,263

Kevin P. Chavous (2)	60.5%	11.09%	12.8%	40%	30.2%	—	154.6%	$388,439

Howard D. Polsky	42.3%	7.8%	8.9%	28%	21.1%	46.9%	155.2%	$388,329

Allison B. Cleveland	42.3%	7.8%	8.9%	28%	21.1%	33.7%	141.9%	$382,859

(1)
Mr. Davis' 2018 annual bonus award is calculated based on his base salary of $735,000. To seek to maintain the tax deductibility of awards under our Executive Bonus Plan for certain executive officers, we historically established a performance-based "umbrella" bonus plan that was intended to qualify bonus payouts as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. Under this plan, annual bonus awards for our most senior executives (which for fiscal 2018 would be Mr. Davis and Mr. Udell) would not exceed 10% of our adjusted operating income for the year. Based on our adjusted operating income for fiscal 2018, this would have resulted in a maximum combined possible bonus award of $3,150,000. In light of Mr. Udell's termination and Mr. Davis assuming the role of CEO during the fiscal 2018 performance period, the Board determined not to utilize the "umbrella" bonus plan in making annual bonus award calculations; however, the combined total payouts for both executives were less than the maximum amount permitted under the plan in any event. Due to the passage of the Tax Cut and Jobs Act of 2017 (the "Tax Act"), which generally eliminated our ability to rely on the "performance-based compensation" exception under Section 162(m), we no longer intend to utilize an "umbrella" bonus plan going forward.

(2)
The amount shown for Mr. Chavous was pro-rated for his partial year of service with us.

In connection with his termination as CEO effective March 3, 2018, Mr. Udell became entitled to receive the severance amounts under his employment agreement, which included a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and paid at the same time annual bonuses are generally paid to the Company's senior executives. Based upon achievement of the corporate PMOs described above, and pro-rated for the portion of fiscal 2018 during which he served as CEO, Mr. Udell received an annual bonus payment for fiscal 2018 of $1,004,677.

Determination of Long-Term Incentive Compensation

We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders while building the value of our Company. During fiscal 2018, we granted performance-based RSAs to Mr. Davis and performance- and time-based RSAs to each of Mr. Rhyu, Mr. Chavous, Mr. Polsky and Ms. Cleveland. In a departure from prior years, none of our NEOs were granted market-based awards that would be earned based solely on attaining stock price levels.

Mr. Davis—Performance-Based Restricted Stock Awards

In early fiscal 2018, the Committee approved Mr. Davis' long-term incentive award in the form of performance-based restricted stock with a cash flow goal measured by Adjusted EBITDA minus Capital

Expenditures ("CapEx") for fiscal 2018. Unlike many members of our peer group, in fiscal 2018 we did not grant time-vesting equity awards to our most senior executive.

The performance-based RSAs granted to Mr. Davis for fiscal 2018 had a target award value of $2 million, as set forth in his employment agreement, and the number of shares granted was determined based upon the fair market value of our Common Stock on the date of grant, which resulted in a target award of 110,865 shares. The restricted shares are earned based upon the attainment of Adjusted EBITDA minus CapEx performance levels for fiscal 2018 as set forth in the table below, with any earned shares subject to additional time-based vesting in equal annual installments over a period of three years. Financial achievement falling between the specified levels would result in a proportionate adjustment to the number of shares earned.

Performance Level	Metric: Adjusted EBITDA-CAPEX	% of Award Earned

Below Threshold	Less than $57.4M	0%; entire award forfeited

Threshold	$57.4M	80% of award earned

Target	$66.5M-$76.5M	100% of award earned

Outperform	$84.2M	133% of award earned

The Compensation Committee determined to continue using the cash flow metric of Adjusted EBITDA minus CapEx for this award because we view this as a critical metric for driving stockholder value.

EBITDA is a non-GAAP financial measure that consists of net income, plus net interest expense, income tax expense, depreciation and amortization minus noncontrolling interest charges. A reconciliation of EBITDA to the U.S. GAAP financial measure of operating income is provided in Item 6 of our fiscal 2018 Annual Report on Form 10-K. EBITDA is adjusted for stock-based compensation expense and excludes any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements.

In setting the threshold, target and outperform levels for this award for 2018, the Committee took into account that 100% of the equity awards for Mr. Davis are performance-based and therefore at-risk. The Committee also considered that this is a meaningful departure from the compensation practices of our peer companies, many of which provide at least half of their annual equity incentive grants in the form of time-based awards, and set performance levels accordingly. In our continued focus to align our metrics to our approved budget and year-over-year improvement, the metrics for Mr. Davis' equity award provided that performance between prior years' results and the approved budget would result in target level attainment. Additionally, payouts at each performance level are set in a narrower band than many programs of our peer companies to ensure that executives do not receive unreasonable payouts in the event of outperformance, taking into account the challenges we face in projecting our performance levels in our current operating environment and as we execute on transitioning our business.

In early fiscal 2019, the Committee determined that our fiscal 2018 Adjusted EBITDA minus CapEx was $82.4 million, which resulted in Mr. Davis earning an award of 138,898 shares between the Target and Outperform levels, one-third of which vested in August 2018, on the date of certification of achievement, and the remainder of which will vest in annual installments in 2019 and 2020.

CEO Grant.    In connection with Mr. Davis' appointment as CEO, Mr. Davis was granted a one-time performance-based restricted stock award having a value of $2,205,000, resulting in a grant of 158,747 restricted shares. The award was granted in recognition of our agreement with Mr. Davis to eliminate the Company's severance payment obligations to Mr. Davis under his employment agreement upon the appointment of a successor CEO. This award converted the value associated with Mr. Davis'

lump sum cash severance payment of three times his base salary (which would be payable upon an involuntary termination coincident with a successor CEO appointment) into an equity incentive performance award designed to retain Mr. Davis for an indefinite period of time and to drive him to deliver a concrete strategic plan for the Company to execute into the future. The shares subject to this award vest as to 50% of the award upon the hiring and commencement of employment of a new CEO. This component of the award was designed to seek to ensure Mr. Davis' retention and commitment to the Company until such time as his ultimate successor is selected and appointed by the Board. Because no specific timeline has been established for any such succession, this requires Mr. Davis to remain with us for an indefinite period of time to attain this portion of the award. The remaining 50% of the award vests upon Mr. Davis' submission to the Board of a strategic plan for the Company and the Board's acceptance of the same. On October 17, 2018, the Board received and accepted the long-term strategic plan presented by Mr. Davis. Upon Mr. Udell's departure, Mr. Davis was re-appointed to the CEO position because we believed that he was best positioned to set our company and the students we serve on track for future success. This component of the award was designed with these efforts in mind and will vest only after Mr. Davis completes work, to the full satisfaction of the Board, to develop the concrete steps and strategies for the Company to execute on the four cornerstones that we believe will accelerate our business growth and education mission, specifically to strengthen our core business, prepare students for the future, become a trusted software services provider in our Institutional Business and to further expand globally.

Mr. Rhyu, Mr. Polsky and Ms. Cleveland—Time- and Performance-Based Restricted Stock Awards

Beginning in August 2016, the Committee increased the percentage of variable compensation for certain of our NEOs in order to better align the interests of these executives with those of our stockholders and redefined business strategy. For fiscal 2018, the Committee reevaluated the long-term incentive component of our executive compensation program and determined to continue placing a meaningful amount of the NEOs' regular annual equity awards "at risk" such that 20% of the annual restricted stock awards granted to each of Mr. Rhyu, Mr. Polsky and Ms. Cleveland are performance-based. For fiscal 2018, a portion of their annual equity awards are subject to attaining free cash flow goals and the Committee also introduced a total stockholder return modifier on a trial-basis as an element of this program. The performance-based restricted shares are earned based upon the attainment of the following free cash flow performance levels for fiscal 2018:

Performance Level	Metric: Free Cash Flow	% of Award Earned

Below Threshold	Less than $49.5M	0%; entire award forfeited

Threshold	$49.5M	50% of award earned

Target	$55M	100% of award earned

Outperform	$60.5M	125% of award earned

For purposes of the performance-based restricted shares granted to Mr. Rhyu, Mr. Polsky and Ms. Cleveland, free cash flow is defined as cash flow from operations less CapEx. Financial achievement falling between the levels set forth in the table above would result in a proportionate adjustment to the number of shares earned. In setting the performance levels for this award, the Committee set the target level at our budgeted level for 2018 and the threshold level at a meaningful amount above our actual 2017 results.

After determining the initial payout level for the performance-based restricted shares based on actual free cash flow results for the year, the payout percentage of the award is then adjusted upwards or downwards in a range of 75% to 125% of the initial calculated payout level depending on the Company's total stockholder return ranking as compared to companies in the Russell 2000 Index as follows:

Performance Level	Relative TSR Performance	Modifier to % of Award Earned

Threshold	25th percentile or below	25% reduction of award

Target	50th percentile	0% (no change to award)

Outperform	75th percentile or above	25% increase of award

Performance falling between the levels set forth in the table above would be interpolated linearly between the threshold, target and outperform levels. For purposes of this modifier, total stockholder return is determined by using the average stock price over the 90 days preceding the end of the fiscal year.

The following table sets forth the number of time and performance-based restricted stock awards granted to each of Mr. Rhyu, Mr. Polsky and Ms. Cleveland for fiscal 2018:

Name	Time RSAs (#) (1)	Performance-Based RSAs (#) (2)

James J. Rhyu	34,170	8,540

Howard D. Polsky	20,340	5,080

Allison B. Cleveland	24,410	6,100

(1)
The time-based RSAs vest pursuant to our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date.

(2)
The performance-based RSAs are earned based upon the achievement of the free cash flow performance metric described above, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index. The restricted shares that are earned vest as to 20% of the shares upon the date the date the Committee determines achievement of the metrics and the remaining 80% of the shares vest in four equal semi-annual installments thereafter. On August 1, 2018, the Committee determined that our fiscal 2018 free cash flow was $63.5M, which resulted in base performance at the 125% "Outperform" level. However, our relative total stockholder return was at the 16th percentile of the companies in the Russell 2000 Index, resulting in a reduction of 25% of the award. Therefore, the NEOs earned awards at the 100% "Target" level.

Mr. Chavous—New Hire Grant

In connection with his commencement of employment in October 2017, Mr. Chavous was granted a restricted stock award having a target award value of $1,000,000, allocated evenly between time- and performance-based restricted stock awards. The number of shares granted was determined based upon the fair market value of our Common Stock on the date of grant, which resulted in an award of 30,212 time-based restricted shares subject to our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares subject to the award vesting in the first year and 40% vesting in each of the next two years following the grant date and a target award of 30,212 performance-based restricted shares with 60% of the performance-based shares (or 18,127 shares) earned upon the attainment of certain individual performance metrics and 40% of the performance-based shares (or 12,085 shares) earned upon attainment of the free cash flow performance levels for fiscal 2018 set forth above for Mr. Rhyu, Mr. Polsky and Ms. Cleveland, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index.

The following table sets forth the individual performance metrics applicable to a portion of Mr. Chavous' new hire grant and the results as determined by the Committee in August 2018. Based on its review of Mr. Chavous' performance against the individual metrics, the Committee determined that Mr. Chavous achieved 95% of his target award level for this component of his new hire grant, which resulted in Mr. Chavous earning an award of 17,220 restricted shares.

Metric		Performance Level	Achievement	Description	Results

		Threshold	10%

Key Account Renewal		Target	40%	Renew, replace or transition key accounts for four "at risk" contract renewals by the end of fiscal 2018, each weighted at 10%	Met for 2 accounts, partially met for 1 account and not met for 1 account Earned: 25%

		Outperform	40%

		Threshold	5%

	Stride Phase 1 Pilot	Target	10%	Implement Stride Phase 1 pilot with demonstrated usage by target population by end of fiscal 2018	Below threshold performance Earned: 0%

		Outperform	20%

		Threshold	10%

Academic Improvement Plan	Math Improvement Plan	Target	10%	Complete and obtain CEO approval on math improvement plan by end of fiscal 2018	Met at target level Earned: 10%

		Outperform	20%

		Threshold	5%

Academic Models	Blended Pilot Programs	Target	10%	Launch three new blended pilot programs by end of fiscal 2018 with evaluation plan	Met at target level Earned: 10%

		Outperform	20%

		Threshold	10%

	New CTE School	Target	20%	Sign 4 new CTE schools by end of fiscal 2018	6 new schools signed resulting in achievement at the outperform level Earned: 40%

		Outperform	40%

		Threshold	10%

Board Relations		Target	10%	Systematic approach and plan for Board relations approved by CEO by end of fiscal 2018	Met Earned: 10%

		Outperform	10%

Prior Year Long-Term Incentive Awards

Fiscal 2017 Market-Based Restricted Stock Awards

In fiscal 2017, Mr. Rhyu, Mr. Polsky and Ms. Cleveland were granted market-based restricted stock awards that begin to vest based upon the Company achieving an average stock price of $14.35 per share measured during the 30 consecutive calendar days following the report of fiscal 2017 earnings. On September 8, 2017, the Committee certified the achievement of the stock price threshold and the NEOs began vesting in the restricted shares as follows:

Name	Market-Based RSAs (#) (1)

James J. Rhyu	16,000

Howard D. Polsky	7,000

Allison B. Cleveland	8,000

(1)
Restricted shares granted upon the achievement of the stock price appreciation threshold vest as to 20% of the shares immediately upon the date the threshold is achieved and as to 80% of the shares in four equal semi-annual installments thereafter.

LTIP Performance Share Units

In fiscal 2016 the Committee granted PSUs to our NEOs, which are earned based on academic performance, weighted at 70%, and a student lifetime value ("LTV") retention metric, weighted at 30%. Academic performance goals were measured over both a two and three year period and the student retention LTV metric was measured based on performance for the third year (fiscal 2018). The first tranche of the academic goal (i.e., the tranche for the two-year fiscal 2016-2017 period) was earned at the outperform level based on reducing the number of schools in academic jeopardy status over the performance period from 11 to three and began vesting in November 2017. The second tranche of the academic goal (i.e. the tranche for the three-year fiscal 2016-2018 period) was measured based on the percentage of schools not in academic jeopardy at the end of the performance period as follows:

Threshold	90% of Schools	70% of Award Earned

Target	95% of Schools	100% of Award Earned

Outperform	100% of Schools	150% of Award Earned

For this purpose, "academic jeopardy" is defined as a school having a high probability of being closed within 12-18 months of the measurement date if academic performance does not improve. Over the three-year performance period, we reduced the number of schools in academic jeopardy from 11 to 5, resulting in the second tranche of this award being earned between the Threshold and Target levels, or 95.8% of the award being earned. The earned shares from the second tranche vested on August 15, 2018.

The retention goal was eligible to be earned based on the achievement of a student LTV metric, which takes into account our average revenue per student enrollment multiplied by the duration of our students' total enrollment life. The percentage growth figures shown in the table below represent the amount of growth in LTV needed to be achieved by fiscal 2018 above the fiscal 2015 level.

Threshold	16% Growth	70% of Award Earned

Target	33% Growth	100% of Award Earned

Outperform	52% Growth	150% of Award Earned

For fiscal 2018, we achieved an LTV growth of less than 16%, resulting in the shares subject to the retention metric being forfeited.

The earned academic shares will vest in four quarterly installments beginning August 15, 2018.

Awards under the LTIP are not granted on an annual basis such that additional PSUs with overlapping performance periods were not granted to our NEOs. Fiscal 2018 was the final year of our 3-year LTIP, which was implemented in fiscal 2016.

New 2019 Long-Term Shareholder Performance Plan

For fiscal 2019-2021, we have adopted a new long-term shareholder performance plan ("2019 SPP") that represents a meaningful portion of the total long-term incentive award opportunities provided to our most senior executives, Mr. Davis, Mr. Rhyu and Mr. Chavous. The awards are granted in the form of performance share units and will be earned only based on our market capitalization growth over a completed three-year performance period. The 2019 SPP was designed to provide these executives with a percentage of shareholder value growth. No amounts will be earned if total stock price growth over the three-year period is below 25% (7.6% annualized). A target amount of 6% of total value growth will be earned based on achieving total stock price growth of 33% (10% annualized) and a maximum of 7.5% of total value growth will be earned if total stock price growth equals or exceeds 95% (25% annualized).

The total number of shares, and corresponding share of market cap growth, earned by each of Messrs. Davis, Rhyu and Chavous under the 2019 SPP at different stock price growth outcomes is illustrated in the following chart:

Absolute Stock Price Growth	Share of Market Cap Growth	Davis	# of Shares Earned Rhyu	Chavous

25%	1.0%	54,649	12,882	10,539
33%	6.0%	413,331	93,885	83,257
52%	6.5%	528,571	179,714	172,666
73%	6.5%	596,022	243,827	243,827
95%	7.5%	724,185	362,093	362,093
120%	7.5%	727,673	382,433	382,433
174%	7.5%	848,857	425,372	425,372
238%	7.5%	939,858	413,537	413,537

Other Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth below in the "Fiscal 2018 Non-Qualified Deferred Compensation" table.

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We currently provide matching contributions equal to $0.25 for each dollar of a participant's contributions on the first 4% of eligible salary that they contribute each pay period, subject to certain statutory limits.

Employee Benefits and Perquisites

We provide our NEOs with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but recognize to be an important factor in attracting and retaining talented executives. Our NEOs participate in the same medical, dental, vision, disability and life insurance plans as our employees generally. We also pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executives for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits. The value of personal benefits and perquisites we provided to each of our NEOs in fiscal 2018 is set forth below in our "Summary Compensation Table for Fiscal 2018."

Compensation Governance, Process And Incentive Decisions

Role of Compensation Committee

The Committee is responsible for overseeing our executive compensation programs, as specified in its charter. The Committee's role includes:

  •
  Determining and recommending to our Board of Directors the incentive compensation and equity awards of our Chairman and CEO and approving the compensation for our other executive officers, including the other NEOs;

  •
  Establishing and approving compensation plans for our executive officers based on the recommendations of the Chairman and CEO, and the Committee's compensation consultant; and

  •
  Proposing revisions to the Committee's charter for our Board of Directors' approval to ensure compliance with new SEC regulations and NYSE listing standards as enacted.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information utilized by the Committee includes advice from its independent compensation consultant, market data regarding the compensation practices of competitors, advice from outside counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our Chairman and CEO and an assessment of the outstanding equity holdings of our executive officers.

Role of Management

Our management, under the leadership of our Chairman and CEO, plays an important role in establishing and maintaining our executive compensation programs. Management's role includes recommending plans and programs to the Committee, implementing the Committee's decisions and assisting and administering plans in support of the Committee. Our Chairman and CEO provides information on the individual performance of our other executive officers and makes annual recommendations to the Committee on compensation levels for our executive officers, including the other NEOs. Our Chairman and CEO is not present when the Committee discusses and determines matters regarding his own compensation.

Role of Committee's Independent Compensation Consultant

The Committee's charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2018, the Committee continued to retain Compensia as its independent compensation consultant. Compensia reports directly to the Committee, which will annually review its performance, independence and fees.

The Committee receives a report from Compensia on an annual basis reviewing its independence in light of SEC regulations and NYSE listing standards.

Other Compensation Policies and Practices

Stock Ownership Policy

We maintain a stock ownership policy that is designed to ensure that our executive officers and non-employee directors hold a significant equity stake in our Company to align their interests with those of our stockholders. The policy has expanded over the years such that it now applies to all of our executive officers and non-employee directors. The policy requires our Chairman and CEO to maintain ownership of our Common Stock having a value equal to three times his base salary, our CFO to maintain ownership of our Common Stock equal to two times his base salary and each of our other executive officers to maintain Common Stock ownership equal to one time their respective base salaries. Non-employee directors are required to maintain ownership of our Common Stock equal to the lesser of three times the annual cash retainer or 15,000 shares. Our executive officers and non-employee directors have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs who remain employed by the Company and non-employee directors are in compliance with this policy.

Compensation Clawback Policy

Our Board of Directors has adopted a clawback policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive that leads to a financial restatement. This policy is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an executive.

Insider Trading Policy

We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including Common Stock, options to purchase shares of Common Stock, preferred stock, and any other type of security that the Company may issue or that relates to the Company's securities. Company employees, directors and consultants are prohibited from engaging in hedging transactions, including purchasing Company stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company's equity securities and we have not permitted the pledging of any awards.

Tax Deductibility of Annual Compensation

Prior to the passage of the Tax Act, Section 162(m) of the Internal Revenue Code limited tax deductions for certain annual compensation in excess of $1 million paid to certain individuals named in the summary compensation tables of public company proxy statements. Compensation that qualified as "performance-based" under Section 162(m) was exempt from this $1 million limitation. As part of the Tax Act, the ability to rely on this "qualified performance-based compensation" exception was eliminated and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintained compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m), following passage of the Tax Act we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million, subject to certain transition relief rules. Furthermore, although the Committee had previously considered tax deductibility when structuring compensation programs and may have taken action intended to limit the impact of Section 162(m), it also retained discretion to grant incentive awards to NEOs that were not fully deductible as a result of Section 162(m), as the Committee must balance the effectiveness and overall goals of our executive compensation programs with the materiality of reduced tax deductions. Accordingly, achieving the desired flexibility in the design and delivery of compensation may have resulted (and may continue to result, in light of the recent changes in law) in compensation that in certain cases is not deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Equity Award Grant Practices

We do not have any program, plan or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. We do not time the grant of equity awards based on our stock price. If we are in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Committee will not take the information into consideration in determining award amounts. Our practice is to determine the stock price for annual NEO equity awards on the day that incentive awards are granted.

Severance and Change in Control Arrangements

We consider severance to be an integral part of the overall compensation package for our executives. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executives with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and encourage our executives to focus their attention on their work duties and responsibilities in all situations.

We believe that providing the NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our peer group, provide our executive officers with incentives to focus on the best interests of our stockholders in the context of a potential change in control, and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.

Severance.    We have entered into employment agreements with Mr. Davis and Mr. Polsky and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment as further described below under the section "Potential Payments Upon Termination or Change in Control—Employment Agreements." Our other NEOs are generally entitled to receive severance pay upon a qualifying termination of employment under the Company's severance guidelines in an amount between six and twelve months of base salary, which amount is determined based on their position and tenure with the Company. In addition, upon a termination without cause or resignation for good reason, the NEOs may be eligible to receive, subject entirely to the Committee's discretion and contingent upon signing a release of claims: (i) accelerated vesting of outstanding and unvested stock options that otherwise would have vested in the one year period following the date of termination (all other options to be forfeited), and (ii) accelerated vesting of outstanding and unvested restricted stock awards.

In connection with Mr. Udell's resignation as CEO in March 2018, he became entitled to receive the severance amounts provided for in his employment agreement as further described below under the section "Potential Payments Upon Termination or Change in Control—Severance Arrangement With Mr. Udell."

Change in Control.    The NEOs are generally not entitled to receive cash payments or accelerated vesting of equity awards solely as a result of a change in control of the Company.

We have entered into change in control agreements with our NEOs, other than Mr. Davis, whose entitlements to payments or benefits upon a change in control is set forth in his employment agreement, pursuant to which, in the event the NEO is terminated without cause or resigns for good reason within 24 months following a change in control, the executive would be entitled to receive 1.5 times the cash severance amount available under the Company's standard severance guidelines as described above and reimbursement for COBRA premiums for up to 12 months following termination. In addition, all unvested equity awards would become fully vested, provided that any awards subject to performance-based vesting would generally only vest subject to the attainment of the applicable performance conditions.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with the Company's executive and other compensation programs. In fiscal 2018, the Committee engaged Compensia to review the existing programs and assess whether they create risks that are reasonably likely to have a material adverse effect on the Company. Among other factors, this assessment considered the program structure, design characteristics and performance-based measures associated with our executive compensation programs and concluded that our executive compensation programs contain a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation claw back policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity program, a succession plan for key executives and a stock ownership policy for our executive officers.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company's ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of our Company, and are supported by the oversight and administration of the Committee with regard to our executive compensation programs.

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2018

The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2018, 2017 and 2016.

Name	Fiscal Year	Base Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Nathaniel A. Davis (5)	2018	$509,129	$—	$4,205,001	$—	$1,704,087	$17,672	$6,435,889
Chairman and CEO	2017	400,000	—	1,999,989	—	716,520	15,210	3,131,719
	2016	610,178	—	3,160,796	1,500,001	1,616,972	17,885	6,905,832
James J. Rhyu	2018	$500,000	$—	$755,967	$—	$618,263	$9,549	$1,883,779
Chief Financial Officer and	2017	500,000	—	815,840	—	458,300	9,048	1,783,188
President, Product and Technology	2016	486,500	—	533,140	—	510,825	9,719	1,540,184
Kevin P. Chavous (5)	2018	$317,557	$85,000	$1,000,017	$—	$388,439	$94,303	$1,885,316
President, Academics, Policy and Schools
Howard D. Polsky	2018	$385,000	$—	$449,934	$—	$388,329	$13,499	$1,236,762
Former Executive Vice President, General Counsel and Secretary	2017	385,000	—	356,930	—	215,716	8,891	966,537
	2016	380,000	—	448,960	—	185,000	20,480	1,034,440
Allison B. Cleveland	2018	$415,000	$—	$540,027	$—	$382,859	$7,439	$1,345,325
Former Executive Vice President, School	2017	415,000	—	407,920	—	227,650	7,011	1,057,581
Management and Services	2016	396,000	—	491,050	—	196,650	7,380	1,091,080
Stuart J. Udell (5)	2018	$463,332	$—	$2,000,005	$—	$1,004,677	$1,986,973	$5,454,987
Former CEO	2017	650,000	200,000	1,999,989	—	1,164,345	19,786	4,034,120
	2016	256,438	200,000	3,475,390	—	539,981	68,889	4,540,698
(1)
Amount shown for 2018 represents a signing bonus Mr. Chavous received in connection with his commencement of employment with the Company.

(2)
These columns represent the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, which, for performance-based awards, are shown based on the probable outcome with respect to the applicable performance conditions. For performance-based restricted shares granted to Mr. Davis and Mr. Udell, amounts are shown based on the target award level of 110,865 shares (a maximum of 147,450 shares are eligible to be earned, which shares had a grant date value of $2,659,998). For performance-based restricted shares granted to Mr. Rhyu, Mr. Chavous, Mr. Polsky and Ms. Cleveland that vest based upon the attainment of free cash flow goals, amounts are shown based on the target award level (a maximum of 12,810, 18,127, 7,620 and 9,150 shares, respectively, are eligible to be earned, which shares had a grant date value of $151,158 for Mr. Rhyu, $200,007 for Mr. Chavous, $89,916 for Mr. Polsky and $107,970 for Ms. Cleveland). For performance-based restricted shares granted to Mr. Chavous that vest based upon the achievement of individual performance metrics, the amount shown is based on the target award level (a maximum of 27,190 shares are eligible to be earned), which shares had a grant date value of $300,002.

(3)
All amounts are reported in the year earned, regardless of when they are paid.

(4)
The amounts in this column consist of 401(k) plan matching contributions, Company-paid life insurance, long-term disability premiums, and other perquisites consisting of temporary housing and commuting allowances. The amount paid to Mr. Udell includes $17,935 in a temporary housing allowance and $1,950,000 in cash severance and $12,591 in COBRA premiums. The amount paid to Mr. Chavous includes (i) $70,000 in a temporary housing allowance in 2018 and (ii) $17,500 in director fees earned for his service as a member of our Board of Directors from January 2017 to October 2017.

(5)
The base salary and non-equity incentive plan compensation earned by Messrs. Udell and Chavous for 2018 was prorated for their partial years of service. The base salary for Mr. Davis for 2018 represents a blended base salary based on the portion of the year he served as CEO.

Grants of Plan-Based Awards During Fiscal 2018

The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2018. The awards described in the following table were granted under our 2016 Plan.

		Estimated Possible Payouts under Nonequity Incentive Plan Awards (1)		Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock

		Target	Maximum	Threshold	Target	Maximum	Stock	Awards
Name	Grant Date	($)	($)	(#)	(#)	(#)	(#)	($)

Nathaniel A. Davis	—	1,102,500	2,205,000	—	—	—	—	—
Chairman and CEO	9/28/2017 (2)	—	—	88,692	110,865	147,450	—	2,000,005
	4/20/2018 (3)	—	—	—	—	—	158,747	2,204,996
James J. Rhyu	—	400,000	800,000	—	—	—	—	—
Chief Financial Officer and	9/20/2017 (4)	—	—	2,135	8,540	12,810	—	151,158
President, Product and Technology	9/20/2017 (5)	—	—	—	—	—	34,170	604,809
Kevin P. Chavous	—	254,046	508,091	—	—	—	—	—
President, Academics, Policy and	12/04/2017 (4)	—	—	12,085	30,212	45,318	—	500,009
Schools	12/04/2017 (5)	—	—	—	—	—	30,212	500,009
Howard D. Polsky	—	250,250	500,500	—	—	—	—	—
Former Executive Vice President,	9/20/2017 (4)	—	—	1,270	5,080	7,620	—	89,916
General Counsel and Secretary	9/20/2017 (5)	—	—	—	—	—	20,340	360,018
Allison B. Cleveland	—	269,750	539,500	—	—	—	—	—
Former Executive Vice President,	9/20/2017 (4)	—	—	1,525	6,100	9,150	—	107,970
School Management and Services	9/20/2017 (5)	—	—	—	—	—	24,410	432,057
Stuart J. Udell	—	975,000	1,950,000	—	—	—	—	—
Former CEO	9/28/2017 (2)	—	—	88,692	110,865	147,450	—	2,000,005
(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2018 base salaries for each NEO, and for Mr. Chavous, pro-rated for his partial year of service. For additional information regarding our Executive Bonus Plan, see "Fiscal 2018 Compensation Decisions—Determination of Annual Incentive Compensation" above.

(2)
Represents performance-based RSAs granted to Messrs. Davis and Udell that will be earned based on the attainment of Adjusted EBITDA minus CapEx targets and which will vest over three years.

(3)
Represents performance-based RSAs granted to Mr. Davis as part of the amendment to his employment agreement in April 2018. One-half of the shares will vest upon the hiring and commencement of employment of a new CEO and one-half of the shares will vest upon Mr. Davis' submission to the Board of Directors of a strategic plan for the Company and the Board's acceptance of such plan.

(4)
Represents performance-based RSAs that will be earned based on the attainment of free cash flow targets, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index. 20% of the restricted stock award vests on the date the Committee determines achievement of the metric and the remaining shares vest in four equal semi-annual installments thereafter. For Mr. Chavous, 60% of the target number of shares shown represents performance-based RSAs that are earned based on Mr. Chavous' performance against individual goals and which will vest over 3 years.

(5)
Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.

Outstanding Equity Awards at End of Fiscal 2018

The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2018. The section titled "Determination of Long-Term Incentive Compensation" in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Options Expiration Date	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Nathaniel A. Davis	420,000	—		21.26	01/07/21	—		—	—		—
	97,720	—		33.92	09/19/21	—		—	—		—
	174,360	11,625	(1)	18.17	09/04/22	—		—	—		—
	167,139	75,973	(1)	13.43	09/10/23	—		—	—		—
	—	—		—	—	99,140	(2)	1,622,922	—		—
	—	—		—	—	—		—	477,553	(3)	7,817,543
James J. Rhyu	—	—		—	—	43,125	(2)	705,956	—		—
	—	—		—	—	—		—	8,540	(4)	139,800
									9,600	(5)	157,152
	—	—		—	—	—		—	96,753	(6)	1,583,847
Kevin P. Chavous	—	—		—	—	—		—	—		—
	—	—		—	—			—	12,085	(4)	197,831
	—	—		—	—	—		—	44,410	(7)	726,992
Howard D. Polsky	—	—		—	—	31,229	(2)	511,219	—		—
									5,080	(4)	83,160
	—	—		—	—	—		—	4,200	(5)	68,754
	—	—		—	—	—		—	41,506	(8)	679,453
Allison B. Cleveland	—	—		—	—	36,186	(2)	592,365	—		—
									6,100	(4)	99,857
	—	—		—	—	—		—	4,800	(5)	78,576
	—	—		—	—	—		—	48,169	(9)	788,527
Stuart J. Udell	—	—		—	—	59,627	(2)	976,094	—		—
	—	—		—	—	—		—	138,898	(10)	2,273,760
(1)
Mr. Davis' unvested stock options vest as follows, subject to his continued employment through the applicable vesting date:

•
11,625 options vest on September 4, 2018; and

•
75,973 options vest in five equal quarterly installments of 15,195 options beginning on September 10, 2018.

(2)
Represents PSUs granted in fiscal 2016. The PSUs vest upon achievement of the performance goals as follows:

•
30% of the PSUs vested upon the achievement of the Academic Metric measured at August 1, 2017;

•
30% of the PSUs vest upon the achievement of the Retention Metric measured at August 1, 2018; and

•
40% of the PSUs vest upon the achievement of the Academic Metric measured at August 1, 2018.

The Academic Metric measured at August 1, 2017 was achieved at the outperform level, which was 150% of target. These shares vested in four equal quarterly installments beginning on November 15, 2017. The August 1, 2018 Academic Metric was achieved between the threshold and target levels, resulting in 95.8% of the award being earned. These shares vested on August 15, 2018. The August 1, 2018 Retention Metric was not achieved.

(3)
Mr. Davis' outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
158,747 restricted shares represent performance-based restricted stock granted to Mr. Davis in connection with his appointment as CEO. One-half of the shares will vest upon the hiring and commencement of employment of a new chief executive officer and one-half of the shares will vest upon Mr. Davis' submission to the Board of Directors of a strategic plan for the Company and the Board's acceptance of the plan;

•
138,898 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2018. The shares were deemed earned in early fiscal 2019. 46,300 of the shares vested on August 2, 2018 and the remaining two-thirds will vest in annual installments over the following two years;

•
130,392 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2017. The shares were deemed earned in early fiscal 2018. 65,195 of the shares vested on August 31, 2018 and the remaining shares will vest one year later;

•
49,516 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2016 and earned based on fiscal 2016 performance as determined by the Committee in early fiscal 2017. These shares vested on August 26, 2018.

(4)
Represents performance-based restricted shares granted in fiscal 2018. These shares were deemed earned in early fiscal 2019 based upon the attainment of free cash flow performance metrics for fiscal 2018, as modified by our total stockholder return ranking as compared to companies in the Russell 2000 Index. 20% of the shares vested on August 1, 2018 and the remaining shares will vest semi-annually in four equal installments beginning on February 1, 2019.

(5)
Represents market-based RSAs that were granted in fiscal 2017 and that began to vest when we achieved an average stock price of $14.35 measured during the 30 consecutive calendar days following the report of fiscal 2017 earnings. 20% of the shares vested on September 8, 2018 and the remaining shares will vest semi-annually in two equal installments beginning on March 8, 2019.

(6)
Mr. Rhyu's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vest date:

•
3,417 shares will vest on September 20, 2018 and 27,336 shares will vest semi-annually in four equal installments beginning on March 20, 2019;

•
38,400 shares will vest semi-annually in three equal installments beginning on August 24, 2018;

•
20,000 shares will vest on August 29, 2018; and

•
7,600 shares will vest on August 6, 2018.

(7)
Mr. Chavous' outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vest date:

•
17,220 restricted shares represent performance-based restricted stock granted to Mr. Chavous in fiscal 2018. The shares were deemed earned in early fiscal 2019 based on Mr. Chavous' performance against individual performance metrics. The shares will vest in equal installments over a two-year period, one-third on August 2, 2018 and one-third on each anniversary thereafter; and

•
3,022 shares will vest on December 15, 2018 and 24,168 shares will vest semi-annually in four equal installments beginning on June 15, 2019.

(8)
Mr. Polsky's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vest date:

•
2,034 shares will vest on September 20, 2018 and 16,272 shares will vest semi-annually in four equal installments beginning on March 20, 2019; and

•
16,800 shares will vest semi-annually in three equal installments beginning on August 24, 2018; and

•
6,400 shares will vest on August 6, 2018.

(9)
Ms. Cleveland's outstanding shares of restricted stock vest as follows, subject to her continued employment through the applicable vest date:

•
2,441 shares will vest on September 20, 2018 and 19,528 shares will vest semi-annually in four equal installments beginning on March 20, 2019;

•
19,200 shares will vest semi-annually in three equal installments beginning on August 24, 2018; and

•
7,000 shares will vest on August 6, 2018.

(10)
Mr. Udell's outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:

•
138,898 restricted shares represent performance-based restricted stock granted to Mr. Udell in fiscal 2018. The shares were deemed earned in early fiscal 2019. 46,300 of the shares vested on August 2, 2018 and the remaining two-thirds were forfeited under the terms of Mr. Udell's separation agreement.

Option Exercises and Stock Vested During Fiscal 2018

The following Option Exercises and Stock Vested table provides additional information about the value realized by the NEOs as a result of the vesting of restricted stock awards and exercise of stock options during the year ended June 30, 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Nathaniel A. Davis	—	—	322,104	5,427,450
James P. Rhyu	—	—	112,580	1,846,808
Kevin P. Chavous	—	—	8,690	139,599
Howard D. Polsky	—	—	51,697	827,755
Allison B. Cleveland	—	—	57,879	924,212
Stuart J. Udell	—	—	449,741	7,036,644
(1)
Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing price of our Common Stock on the date of vesting.

Fiscal 2018 Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to amounts deferred by the NEOs during the year ended June 30, 2018, under our Deferred Compensation Plan, which is discussed in more detail above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Nathaniel A. Davis	—	—	—	—	—

James J. Rhyu	70,829	—	51,818	—	409,523

Kevin P. Chavous	—	—	—	—	—

Howard D. Polsky	—	—	—	—	—

Allison B. Cleveland	—	—	—	—	—

Stuart J. Udell	—	—	—	—	—

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Davis and Mr. Polsky and a letter agreement with Mr. Rhyu that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.

Employment Agreements

Summary of Employment Agreement with Mr. Davis

In connection with Mr. Davis' appointment as our CEO effective March 3, 2018, we entered into an amendment to the second amended and restated employment agreement with Mr. Davis, pursuant to which Mr. Davis serves as our Chairman and CEO. The amendment extended the term of the employment agreement to September 30, 2019, which term automatically renews for successive one year periods unless notice of non-renewal is delivered by either party at least 60 days prior to the expiration of the applicable term.

Under the terms of the employment agreement, as amended, Mr. Davis is entitled to receive an annual base salary of $735,000 and is eligible for annual performance-based bonuses with a target award amount equal to 150% of his base salary and a maximum award opportunity of 300% of his base salary. Mr. Davis is also entitled to annual awards under the Company's equity incentive awards plans and programs as in effect from time to time with a target award level in fiscal 2018 of $2,000,000, subject to Committee and Board approval. Beginning with fiscal 2019, Mr. Davis' employment agreement provides that his target award level under our annual equity incentive award plans will be in the range of $2,700,000 to $3,300,000, subject to performance and other vesting criteria to be determined by the Board of Directors and Mr. Davis at the time of the grant.

To maintain flexibility and ensure that stockholders are not overly burdened with excessive severance costs as we continue to evaluate our leadership needs, in connection with his re-appointment as CEO, we negotiated an arrangement with Mr. Davis that would eliminate our cash severance obligations to Mr. Davis in the event Mr. Davis is replaced by a new chief executive officer. Specifically, if we (i) hire a replacement CEO and Mr. Davis' employment is terminated prior to September 30, 2019 or (ii) elect not to renew the employment agreement, no severance payments will be made; however, Mr. Davis' outstanding equity awards will continue to vest while he continues to serve as a member of the Board and if Mr. Davis is asked to leave the Board, Mr. Davis will be entitled to accelerated vesting of his outstanding equity awards, provided that performance-based awards will only be payable subject to the attainment of the applicable performance measures, and an extended option exercise period of one year.

If the foregoing circumstances do not apply and we terminate Mr. Davis' employment without cause or he resigns for good reason, Mr. Davis will be entitled to receive (i) a lump sum cash payment equal to three times his base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and generally paid at the same time annual bonuses are paid to the Company's executives, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also be entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 24 month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures. If Mr. Davis' termination without cause or resignation for good reason occurs within 24 months following a change in control, Mr. Davis will be entitled to receive the severance payments and benefits described above, except that, all of Mr. Davis' outstanding equity awards would become 100% vested and any performance-based equity awards will remain subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.

Mr. Davis' receipt of any severance payments or benefits is generally contingent upon his entering into a customary separation agreement with the Company. The employment agreement also contains a three year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination. If Mr. Davis is terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elects to continue Mr. Davis' compliance with the non-compete provision, then Mr. Davis will be entitled to an additional payment equal to one time his then-current base salary.

Summary of Letter Agreement with Mr. Rhyu

We have entered into a letter agreement with Mr. Rhyu pursuant to which, in the event he is terminated without cause or resigns for good reason, Mr. Rhyu is entitled to 12 months of base salary continuation and any earned but unpaid bonus for the fiscal year immediately preceding the year of termination.

The agreement also provides that Mr. Rhyu is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one year period following termination of employment.

Summary of Employment Agreement with Mr. Polsky

We have entered into an employment agreement with Mr. Polsky pursuant to which, in the event he is terminated without cause or resigns for good reason, Mr. Polsky is entitled to 12 months of base salary continuation.

The agreement also provides that Mr. Polsky is subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one-year period following termination of employment.

Severance Arrangement with Former NEOs

Mr. Udell

In connection with Mr. Udell's resignation as CEO in March 2018, he became entitled to receive the severance amounts provided for in his employment agreement, which included (i) a cash lump sum payment of $1,950,000, (ii) $1,004,677, which represents a pro-rated portion of the annual bonus for the year of termination, based upon actual performance for such year, (iii) an estimated $12,591 in COBRA premiums, and (iv) accelerated vesting of his outstanding equity awards that would have vested during the 12 month period following his termination of employment, which was valued at $5,599,809.

Ms. Cleveland

Ms. Cleveland's employment with the Company terminated effective September 1, 2018 and she received the following severance payments and benefits: (i) a cash lump sum payment of $415,000; (ii) $382,859, which represents the annual bonus for the year of termination, based upon actual performance for such year; (iii) $10,401 in COBRA premiums, (iv) outplacement assistance valued at $5,000, and (v) accelerated vesting of her outstanding equity awards that would have vested during the 12 month period following her termination of employment, which was valued at $781,716.

Change in Control Arrangements

None of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination in connection with the change in control. In fiscal 2016, the Committee approved limited change in control benefits for our executives, other than Mr. Davis, and we subsequently entered into change in control agreements with these executives, pursuant to which they are entitled to certain additional benefits in the event they incur a qualifying termination within the 24 month period following a change in control of the Company. These agreements are described in more detail above under the heading "Severance and Change in Control Arrangements—Change in Control." Pursuant to the terms of his employment agreement, Mr. Davis is entitled to certain additional benefits in the event he incurs a qualifying termination within 24 months following a change in control as described above.

Potential Value of Termination and Change-in-Control Benefits

The following table provides the dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2018, and the price per share of our Common Stock equaled $16.37, the value of one share of our Common Stock on the last trading day of fiscal 2018.

Name	Payment	Death	Disability	Termination Without Cause	Constructive Termination/ Good Reason	Change in Control (no Termination)	Change in Control (and Qualifying Termination)

Nathaniel A. Davis (1)	Salary Continuation	$183,750	$183,750	$2,205,000	$2,205,000	—	$2,205,000 (2)

	Bonus	1,704,087	1,704,087	1,704,087	1,704,087	—	1,704,087

	Benefit Continuation (3)	6,083	6,083	6,083	6,083	—	6,083

	Option Vesting (4)	178,687	178,687	223,361	223,361	—	223,361

	Restricted Stock and PSU Vesting (5)	5,558,008	5,558,008	8,682,550	8,682,550	—	9,440,464

James J. Rhyu	Salary Continuation	—	—	500,000	500,000	—	750,000

	Benefit Continuation (3)	—	—	—	—	—	6,346

	Restricted Stock and PSU Vesting (5)	2,586,761	2,586,761	327,400	327,400	—	2,586,761

Kevin P. Chavous	Salary Continuation	—	—	245,000	245,000	—	367,500

	Benefit Continuation (3)	—	—	—	—	—	6,346

	Restricted Stock Vesting (5)	924,823	924,823	—	—	—	924,823

Howard D. Polsky	Salary Continuation	—	—	385,000	385,000	—	577,500

	Benefit Continuation (3)	—	—	—	—	—	6,083

	Restricted Stock and PSU Vesting (5)	1,342,579	1,342,579	—	—	—	1,342,579

(1)
In the event Mr. Davis' termination occurs in connection with our hiring a new Chief Executive Officer or a non-renewal of his employment agreement, Mr. Davis will not receive the cash severance amounts stated in this table.

(2)
Amount shown assumes that the Company or a successor to the Company does not require Mr. Davis' continued compliance with the non-compete provision of his employment agreement after his termination. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of one time his base salary, which was equal to $735,000 as of June 30, 2018.

(3)
Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.

(4)
Amounts shown include unvested options that were in the money as of June 30, 2018 and that would vest in each of the circumstances outlined.

(5)
Amounts shown include outstanding PSUs that were considered earned based on performance through August 15, 2018 and the portion of outstanding restricted shares that would vest in each of the circumstances outlined.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chairman and CEO, Mr. Davis. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee from among those employees who were employed by us on April 30, 2018, excluding our CEO, based on annual base salaries for fiscal 2018, which we believe is reasonably representative of our employees' total compensation for the year. We included all employees, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 4,757. We did not make any cost-of-living or other adjustments to employee compensation.

After identifying the median employee, we calculated the annual total compensation for fiscal 2018 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for Fiscal 2018.

For fiscal 2018, the annual total compensation for our median employee was $51,577 and the annual total compensation for our Chairman and CEO was $6,435,889, resulting in an estimated pay ratio of 125 to 1.

We have considered the results of this analysis and believe that our pay ratio is impacted by the fact that many of our teachers are employed on a part-time basis and their total cash compensation reflects their part-time status. Additionally, we do not have full discretion in establishing the compensation arrangements for a large segment of our employee population, namely teachers serving in our Managed Public School programs. Because compensation costs for this group of employees are passed through to the school districts in which the teachers serve, the compensation arrangements for these teachers are not determined solely by us, but are subject to review and approval by the respective school boards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee ("Committee") has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

This report is provided by the following independent directors, who comprise the Committee:

Members of the Compensation Committee
John M. Engler (Chairman) Steven B. Fink Robert E. Knowling, Jr.

The foregoing report is not "soliciting material," shall not be deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors will review the relevant facts and circumstances of all related-party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; and (ii) the extent of the related party's interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee, may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Messrs. Engler, Fink, Knowling and Tisch served on our Compensation Committee. During fiscal 2018, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the board of directors or the compensation committee of any other company. During fiscal 2018, no members of the Compensation Committee were current or former officers of the Company or were employees of the Company and no members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE
COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") and Section 14 of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2018 compensation of our NEOs, as disclosed in this Proxy Statement. This Proposal, commonly known as "Say on Pay," gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the "Compensation Discussion and Analysis" section and the compensation tables that follow, included in this Proxy Statement, for additional details about our executive compensation programs, including information about the fiscal 2018 compensation of our NEOs.

Prior Year Vote and Fiscal 2018 Compensation Highlights

As we developed our executive compensation program for fiscal 2018, our Compensation Committee took into account the extensive stockholder input we received and took steps to more tightly link executive pay to measurable performance results. Over the last several years, we have extensively overhauled our executive compensation programs and practices, including making the following structural changes prior to fiscal 2018 (which were continued into fiscal 2018):

  •
  Maintained salaries at prior year levels, with the average benchmarked near the 25th percentile of the peer group and continued to emphasize pay-for-performance;

  •
  Granted no extraordinary or one-time bonus awards outside of our standard executive compensation program;

  •
  Removed individual goals from our annual cash bonus program for the most senior executives; and

  •
  Expanded the use of performance-based stock awards and added stockholder return metrics as a feature of these awards.

Following these reforms, the annual shareholder advisory vote on our executive compensation for fiscal 2017 yielded an approval rate of 78.5%, which was a significant improvement over prior years.

While executing on our multi-year strategy as described above, fiscal 2018 saw solid financial results and key achievements in the following areas:

  •
  Managed Public School Retention.  Retention at our managed public schools improved by more than 300 basis points over fiscal 2017 and we saw the highest student retention level in eight years.

  •
  Student Enrollments.  Our total average student enrollments continued to increase, with 105,000 students enrolling in our programs during fiscal 2018, resulting in a 4.8% increase over fiscal 2017.

  •
  School Academic Performance.  Since fiscal 2016, we achieved more than a 95% success rate in maintaining schools that we no longer consider to have academic performance issues, reducing the number of schools that we consider to be in "academic jeopardy" from 11 to 5.

  •
  Strong Operating and Cash Flow Performance.  We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and performance-based equity awards and met or exceeded target performance under each metric, delivering solid performance for the year, as discussed in the "Compensation Discussion and Analysis" section.

  •
  Expanded Business Operations.  We continued to expand our business operations and focused on developing our CTE programs, highlights of which include opening a new program in Ohio, developing three new project-based learning centers and making significant equity investments in businesses that are intended to address market demand for CTE, in addition to our core business.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:

      "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

The Say on Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders' concerns and will evaluate what, if any, further actions are necessary to address those concerns. We expect to hold another Say on Pay vote at our 2019 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP ("BDO USA"), as the Company's independent registered public accounting firm for our fiscal year ending June 30, 2019. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company's independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF BDO USA AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2019.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2017 and 2018:

	2017	2018
Audit Fees	$1,112,324	$1,111,788
Audit-Related Fees	71,460	81,497
Tax Fees	—	—
All Other Fees	—	—

Total	$1,183,784	$1,193,285

Audit Fees are for professional services for the Company's annual audit, including the audit of internal control over financial reporting for fiscal 2017 and 2018, reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2017 and 2018 were for professional services associated with audits of certain managed schools and other minor matters.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2017 and 2018 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee, or the "Committee", assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company's internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.

In this context, the Committee has met and held discussions with management and the independent auditors, as well as legal counsel. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as currently in effect and as adopted by the Public Company Accounting Oversight Board.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence and has discussed with the independent auditors the auditors' independence from the Company and its management.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2018, in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on August 8, 2018. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019, and the Board of Directors accepted its recommendation.

Members of the Audit Committee
Steven B. Fink (Chairman) Aida M. Alvarez Guillermo Bron

The foregoing report is not "soliciting material," shall not be deemed "filed" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 19, 2018, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company's voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's voting securities. As of October 19, 2018, 40,193,564 shares of our Common Stock were outstanding.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially Owned (1)

		Percent

Stuart J. Udell (2)	405,660	1.01%

James J. Rhyu (3)	286,498	*

Kevin P. Chavous (4)	98,440	*

Howard D. Polsky (5)	112,835	*

Allison B. Cleveland (6)	55,214	*

Nathaniel A. Davis (7)	2,160,014	5.26%

Aida M. Alvarez (8)	10,078	*

Craig R. Barrett (9)	45,727	*

Guillermo Bron (10)	48,235	*

John M. Engler (11)	40,416	*

Steven B. Fink (12)	137,523	*

Robert Knowling, Jr. (13)	6,045	*

Liza McFadden (14)	8,526	*

All Directors and Executive Officers as a Group (11 persons) (15)	2,876,502	7.00%

BlackRock, Inc. (16)	2,573,649	6.40%

The Vanguard Group (17)	3,095,321	7.70%

Dimensional Fund Advisors (18)	3,308,954	8.23%

*
Denotes less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 19, 2018 and not subject to repurchase as of that date. Shares issuable pursuant to options are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)
As of October 8, 2018, the most recent date the Company was able to verify Mr. Udell's ownership information. Includes zero unvested shares of restricted Common Stock that are subject to forfeiture.

(3)
Includes 126,554 unvested shares of restricted Common Stock that are subject to forfeiture.

(4)
Includes 90,610 unvested shares of restricted Common Stock that are subject to forfeiture.

(5)
Includes 34,336 unvested shares of restricted Common Stock that are subject to forfeiture.

(6)
Includes zero unvested shares of restricted Common Stock that are subject to forfeiture.

(7)
Includes 352,842 unvested shares of restricted Common Stock and 901,233 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2018. The unvested shares of restricted Common Stock are subject to forfeiture.

(8)
Includes 6,208 unvested shares of restricted Common Stock that are subject to forfeiture.

(9)
Includes 10,107 unvested shares of restricted Common Stock that are subject to forfeiture.

(10)
Includes 10,107 unvested shares of restricted Common Stock that are subject to forfeiture.

(11)
Includes 10,107 unvested shares of restricted Common Stock that are subject to forfeiture.

(12)
Includes 10,107 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.

(13)
Includes 6,045 unvested shares of restricted Common Stock that are subject to forfeiture.

(14)
Includes 6,208 unvested shares of restricted Common Stock that are subject to forfeiture.

(15)
Includes 743,269 unvested shares of restricted Common Stock and 901,233 shares of Common Stock underlying options that are currently exercisable or exercisable within 60 days of October 19, 2018. The unvested shares of restricted Common Stock are subject to forfeiture.

(16)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on January 25, 2018. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(17)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 9, 2018. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(18)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 9, 2018. The address for Dimensional Fund Advisors, LP is Building One 6300 Bee Cave Road, Austin, TX 78746.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis during fiscal 2018.

INTEREST OF CERTAIN PERSONS IN
MATTERS TO BE ACTED ON

No director or executive officer of K12 who has served in such capacity since July 1, 2017, or any associate of any such director or officer, to the knowledge of the executive officers of K12, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.

Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations, or call us at (703) 483-7000.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year's proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 26, 2019. Accordingly, stockholder proposals must be received no later than June 28, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.

Additionally, our Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, for our 2019 Annual Meeting of Stockholders, any notification must be made no earlier than August 16, 2019 and no later than September 15, 2019. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters.

Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company's Annual Report on Form 10-K for fiscal 2018, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Tuesday, December 4, 2018, which is eight business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated as of October 26, 2018. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

. K12 INC. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 14, 2018. Vote by Internet • Go to www.investorvote.com/LRN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed herein and FOR Proposals 2 and 3. + 1. ELECTION OF DIRECTORS: For Withhold For Withhold For Withhold 01 - Aida M. Alvarez 02 - Craig R. Barrett 03 - Guillermo Bron 04 - Nathaniel A. Davis 05 - John M. Engler 06 - Steven B. Fink 07 - Robert E. Knowling, Jr. 08 - Liza McFadden For Against Abstain ForAgainst Abstain 2. TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS 3. RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2019 B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below PLEASE SIGN name(s) exactly as shown above. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + 1 U P X 02WNCC Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2018. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.edocumentview.com/LRN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — K12 INC. + 2018 ANNUAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders on December 14, 2018 at 10:00 A.M. The above signed stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Nathaniel A. Davis and Vincent W. Mathis, and each of them, with the power to act without the other and with the power of substitution, as proxies (the “Proxy Holders”) and attorneys-in-fact for the above signed, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 14, 2018 at 10:00 A.M., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This Proxy when properly executed will be voted in the manner directed herein by the above signed stockholder. If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted “FOR” the election of the Board of Directors nominees named in the proxy statement; “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and “FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person. PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2018 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting. THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.